SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SIRENZA MICRODEVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Sirenza Microdevices, Inc. to be held on Thursday, June 1, 2006 at 2:00 p.m., local time, at 303 S. Technology Court, Broomfield, CO 80021.

The matters expected to be acted upon are described in detail in the following Notice of Annual Meeting and Proxy Statement.

Your vote is important. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER OF SHARES WHICH YOU HOLD. WE URGE YOU TO EXECUTE AND RETURN, AT YOUR EARLIEST CONVENIENCE, THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED. Returning the Proxy does not deprive you of your right to attend the meeting and vote your shares in person.

Thank you for your ongoing support of and continued interest in Sirenza Microdevices, Inc. We look forward to seeing you at the meeting.

Sincerely,

Robert Van Buskirk

President and Chief Executive Officer

SIRENZA MICRODEVICES, INC.

303 S. Technology Court

Broomfield, CO 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Sirenza Microdevices, Inc., a Delaware corporation (the Company or Sirenza), will be held on Thursday, June 1, 2006 at 2:00 p.m., local time, at the Company’s principal executive offices located at 303 S. Technology Court, Broomfield, CO 80021, for the following purposes:

1.

To elect two Class III directors, each to serve for a term of three years until the 2009 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

2.	To ratify the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2006.

3.	To approve the amendments to the Amended and Restated 1998 Stock Plan described in the accompanying Proxy Statement.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Only stockholders of record at the close of business on April 17, 2006 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a Proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Clay Simpson

Vice President, General Counsel and Secretary

Broomfield, Colorado

April 24, 2006

April 24, 2006

SIRENZA MICRODEVICES, INC.

303 S. Technology Court

Broomfield, CO 80021

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of Sirenza Microdevices, Inc. (the Company or Sirenza) for use at the Annual Meeting of Stockholders to be held on Thursday, June 1, 2006 at 2:00 p.m., local time, or at any adjournment or postponement thereof (the Annual Meeting), at the Company’s principal executive offices, located at 303 S. Technology Court, Broomfield, CO 80021, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number at its principal executive offices is (303) 327-3030. The Company’s fiscal year ends on December 31st of each year.

Record Date and Mail Date; Outstanding Shares

Stockholders of record at the close of business on April 17, 2006 (the Record Date) are entitled to notice of and to vote at the Annual Meeting. This proxy statement, the form of proxy and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2005 will be mailed on or about May 2, 2006 to all stockholders entitled to vote at the Annual Meeting. As of the close of business on April 17, 2006, 44,706,207 shares of the Company’s common stock, $0.001 par value (the common stock), were issued and outstanding.

Voting and Revocability of Proxies

When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder as marked on such proxies. If no specific instructions are given, the shares represented by proxies will be voted as follows:

•	“FOR” the re-election of John Ocampo and Gil Van Lunsen (or such substitute nominees as set forth herein) to the Board of Directors as Class III directors,

•	“FOR” ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2006, and

•	“FOR” approval of the amendments to the Amended and Restated 1998 Stock Plan described in this Proxy Statement.

In addition, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will have discretion to vote the shares represented by proxies, or otherwise act with respect to such matters, in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing a written instrument revoking the proxy with the Secretary of the Company, by executing and delivering to the Company a subsequent proxy prior to the Annual Meeting, or by attending the Annual Meeting and voting in person.

Votes Per Share

Each share of common stock outstanding as of the close of business on the Record Date shall be entitled to one vote on each matter properly brought before the stockholders at the Annual Meeting. Stockholders shall not be entitled to cumulate their votes on any matter brought before them at the Annual Meeting.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

List of Stockholders Entitled to Vote

A list of the stockholders entitled to vote at the meeting, in alphabetical order, including the address and number of shares registered in the name of each such stockholder, shall be maintained at the Company’s principal executive office, located at 303 S. Technology Court, Broomfield, CO 80021, during the 10-day period immediately preceding the meeting date, and during such time shall be available during normal business hours for examination by any stockholder for any purpose germane to the meeting. A copy of such list shall also be present at the meeting and shall be available for inspection during the meeting by any stockholder present at the meeting.

Quorum; Abstentions; Broker Non-Votes

The quorum required for the transaction of business at the Annual Meeting shall be the presence at the Annual Meeting of a majority of the shares of common stock issued and outstanding at the close of business on the Record Date. Shares present at the Annual Meeting in person or represented by proxy and entitled to vote (including shares which abstain or do not vote) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Because abstentions with respect to any matter are treated as shares present or represented by proxy and entitled to vote for the purpose of determining whether that matter has been approved by the stockholders, such abstentions have the same effect as negative votes for each proposal other than the election of directors.

Broker non-votes occur where a nominee such as a financial institution holds in its name shares beneficially owned by another person and returns a proxy to the Company with respect to such shares, but indicates that it does not have the authorization of the beneficial owner to vote the owner’s shares on one or more proposals. Broker non-votes are counted as present or represented for purposes of determining the existence or absence of a quorum at a meeting. Broker non-votes are not, however, counted or deemed to be present or represented for purposes of determining whether stockholder approval of any particular matter has been obtained, and hence will not have the effect of negative votes on a matter unless the vote required for approval of such matter is the affirmative vote of some percentage of the outstanding shares entitled to vote, without regard to whether such shares are present or represented by proxy at the meeting.

Dissenters’ Rights

There are no dissenters’ rights of appraisal associated with the matters to be acted upon in Proposals 1, 2 and 3.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one (1) copy of the Proxy Statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company’s investor relations department at (303) 327-3030 or at Sirenza Microdevices, Inc., Attn: Investor Relations Department, 303 S. Technology Court, Broomfield, Colorado 80021 requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement at the stockholder’s household and would like to receive a single copy of the Proxy Statement for a stockholder’s household in the future, the stockholder should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s Board of Directors (the Board of Directors or Board) is currently comprised of seven directors who are divided into three classes with terms expiring in 2006, 2007 and 2008, respectively. A director serves in office until his or her term expires and his or her respective successor is duly elected and qualified, or until his or her earlier death, removal for cause or resignation. Currently there are two Class I directors, three Class II directors and two Class III directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Only two of the current six seats on the Board of Directors are to be filled by the vote of the outstanding shares entitled to vote at the Annual Meeting. These seats are the Class III directorships, the current term of which expires on the date of the Annual Meeting. These seats are currently held by John Ocampo and Gil Van Lunsen, each of whom has been nominated by the Nominating Committee and Board of Directors for re-election for a three-year term, to expire on the date of the Company’s 2009 annual meeting of stockholders and the due election and qualification of his successor, or his earlier death, removal for cause or resignation.

Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Messrs. Ocampo and Van Lunsen. The Company expects that Messrs. Ocampo and Van Lunsen will accept such nominations; however, in the event either Mr. Ocampo or Mr. Van Lunsen is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee designated by the present Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

Information Regarding Nominees and Other Directors

Certain background information regarding the nominees for director and the other current directors of the Company has been set forth below for your reference. There are no family relationships among any directors or executive officers of the Company, other than that between John Ocampo, the Chairman of the Board of Directors of the Company, and his spouse Susan M. Ocampo, the Treasurer of the Company. Stock ownership information for these persons is shown below under the heading “Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals named therein. All ages are as of the Record Date.

Name	Age	Principal Occupation	Director Since	Director Class
Robert Van Buskirk	57	Chief Executive Officer of Sirenza	1999	I
Christopher Crespi	43	Private Investor	2006	I
John Bumgarner, Jr.	63	Private Investor	1999	II
Casimir Skrzypczak	65	Outside Director	2000	II
Phillip Liao	50	President of Premier Devices—A Sirenza Company	2006	II
John Ocampo	47	Chairman of the Board of Sirenza	1985	III
Gil Van Lunsen	64	Retired Audit Partner	2003	III

Nominees for Class III Directors

John Ocampo, a co-founder of Sirenza, has served as the Company’s Chairman of the Board since December 1998 and has served as a director since the Company’s inception. From May 1999 to September 2002, Mr. Ocampo also served as the Company’s Chief Technology Officer, and from 1984 to May 1999 as the Company’s President and Chief Executive Officer. From 1982 to 1984, Mr. Ocampo served as General Manager at Magnum Microwave, an RF component manufacturer. From 1980 to 1982, he served as Engineering Manager at Avantek, a telecommunications engineering company, now Hewlett-Packard/Avantek. Mr. Ocampo holds a B.S.E.E. from Santa Clara University.

Gil Van Lunsen has served as a director of the Company and Chair of the Board’s Audit Committee since October 2003. Prior to his retirement in June 2000, Mr. Van Lunsen was a Managing Partner of KPMG LLP and led the firm’s Tulsa, Oklahoma office. During his 33-year career, Mr. Van Lunsen held various positions of increasing responsibility with KPMG. He was elected to the partnership in 1977. Mr. Van Lunsen is currently a member of the Board of Directors and the Audit Committee Chairman at Array Biopharma in Boulder, Colorado and a member of the Audit Committee of Northern Border Partners, L.P. in Omaha, Nebraska. Additionally, Mr. Van Lunsen was a member of the Ethics Compliance Committee of Tyson Foods, Inc. from January 1997 to December 2002 and a member of the Board of Directors and the Audit Committee Chairman of Hillcrest Healthcare System from July 2000 to March 2005. Mr. Van Lunsen received a B.S./B.A. in accounting from the University of Denver and is a Certified Public Accountant.

Incumbent Class I Directors Whose Term Expires in 2007

Christopher Crespi has served as a director of the Company since January 2006. Since May 2004, Mr. Crespi has served as the co-founder and President of Pacific Realm, LLC, a small investment fund which invests in private growth companies and equity funds. From November 1999 until his retirement in January 2004, Mr. Crespi served as a Managing Director with Banc of America Securities, LLC, where he led the firm’s Telecommunications Research team. Prior to joining Banc of America Securities, Mr. Crespi spent five years working as a telecommunications research analyst, first for Montgomery Securities and then for Deutsche Bank. Before receiving his graduate degree in business, Mr. Crespi worked for seven years as an Engineer designing and marketing microwave and optical components for Avantek, Inc. a telecommunications engineering company, and then for Hewlett-Packard Company. He also serves as a director for one or more privately held companies. Mr. Crespi received his BSEE from the University of California at Davis and his MM (MBA) from the Kellogg Graduate School of Management at Northwestern University.

Robert Van Buskirk has served as the Company’s President and Chief Executive Officer and as a director since June 1999. Before joining the Company, Mr. Van Buskirk held the position of Executive Vice President of Business Development and Operations from August 1998 to May 1999 at Multilink Technology Corporation, a company specializing in the design, development, and marketing of high bit-rate electronic products for advanced fiber optic transmission systems. Prior to his position at Multilink, Mr. Van Buskirk held various management positions at TRW (now Northrop Grumman), a semiconductor wafer manufacturer, including Executive Director of the TRW GaAs telecom products business from 1993 to August 1998. Mr. Van Buskirk holds a B.A. from California State University at Long Beach.

Incumbent Class II Directors Whose Term Expires in 2008

John Bumgarner, Jr. has served as the Company’s director since December 1999. Mr. Bumgarner has been engaged in private investment since November 2002, and currently serves as managing member of Utica Plaza Management Company, a family-owned real estate company. Mr. Bumgarner previously served as Chief Operating Officer and President of Strategic Investments for Williams Communications Group, Inc., a high technology company, from May 2001 to November 2002. Williams Communications Group, Inc., filed a Plan of Reorganization with the U.S. Bankruptcy Court for the Southern District of New York in August 2002. Mr. Bumgarner joined The Williams Companies, Inc., in 1977 and served as Senior Vice President of Williams Corporate Development and Planning and then served as President of Williams International Company as well as President of Williams Real Estate Company prior to joining Williams Communications Group, Inc. Mr. Bumgarner also serves as a director of Energy Partners, Ltd., an oil and natural gas exploration and production company, and one or more privately held companies. Mr. Bumgarner holds a B.S. from the University of Kansas and an M.B.A. from Stanford University.

Phillip Liao has served as President of the Company’s wholly-owned subsidiary, Premier Devices—A Sirenza Company, and as a director of the Company, since the Company’s April 2006 acquisition of his company Premier Devices, Inc. From September 1999 until the date of the acquisition, Mr. Liao served as President and as a director of Premier Devices, Inc., a designer, manufacturer and marketer of components for cable television, wireless and other RF communications applications with operations in the United States, China and Germany. Mr. Liao also serves as a director of one or more privately-held companies. Mr. Liao holds a Bachelor’s Degree from Shanghai College of the Arts.

Casimir Skrzypczak has served as the Company’s director since January 2000. From November 1999 to July 2001, Mr. Skrzypczak served as a Senior Vice President at Cisco Systems, a networking systems company. Prior to joining Cisco, Mr. Skrzypczak served as a Group President at Telcordia Technologies, a telecommunications company, from March 1997 to October 1999. From 1985 to March 1997, Mr. Skrzypczak served as President of NYNEX Science & Technology, Inc., a subsidiary of NYNEX Corporation, a telecommunications company. Mr. Skrzypczak also serves as a director of JDS Uniphase, a fiber-optic products manufacturer, ECI Telecom Ltd., a supplier of telecommunications networking solutions, WebEx Communications, a provider of web communications services, Somera Communications, Inc., a supplier of telecommunications infrastructure equipment and services, and a number of privately held companies. Mr. Skrzypczak holds a B.E. from Villanova University and an M.B.A. from Hofstra University.

Board Composition

The Company currently has seven directors. In accordance with the terms of the Company’s certificate of incorporation, the terms of office of our Board of Directors are divided into three classes: Class III, whose term will expire at this Annual Meeting, Class I, whose term will expire at the annual meeting of stockholders to be held in 2007, and Class II, whose term will expire at the annual meeting of stockholders to be held in 2008. The Class III Directors are Mr. Ocampo and Mr. Van Lunsen. The Class I Directors are Mr. Van Buskirk and Mr. Crespi. The Class II Directors are Mr. Bumgarner, Mr. Skrzypczak and Mr. Liao. At each future annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following their election and the due election and qualification of their successors, or until their earlier death, resignation or removal for cause. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in control of the company. The Company’s directors may be removed for cause by the affirmative vote of the holders of a majority of the Company’s outstanding common stock.

Each member of the Board of Directors other than Messrs. Ocampo, Liao and Van Buskirk qualifies as an “independent director” in accordance with the published listing requirements of The Nasdaq National Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Sirenza and Sirenza’s management.

Meetings and Committee Composition

The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Quarterly Board meeting agendas include regularly scheduled sessions for the independent directors to meet without management present. Board members have access to all Sirenza employees outside of Board meetings.

The Board of Directors has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. The Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating Committees. Each of these committees has a written charter approved by the Board of Directors, a copy of which is available for review by stockholders on the Company’s website at www.sirenza.com/ir_governance.asp. No information from the Company’s website is meant to be incorporated herein by this reference. The members of the committees are all independent directors in accordance with the Nasdaq standards described above and are identified in the following table.

Committee Membership
Director	Audit	Compensation	Nominating
John Bumgarner, Jr.		Chair	X
Christopher Crespi	X		Chair
Casimir Skrzypczak	X	X
Gil Van Lunsen	Chair		X

The Audit Committee assists the Board of Directors in its general oversight of Sirenza’s financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of Sirenza’s independent auditors. Each member of the Audit Committee is an independent director as defined in The Nasdaq National Market listing standards. In addition, each member of the Audit Committee meets the specific criteria for members of Audit Committees established by the SEC and The Nasdaq National Market. The Audit Committee includes at least one member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director”. Gil Van Lunsen is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Van Lunsen’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Van Lunsen any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The Board of Directors has adopted a written charter for the Audit Committee which sets forth in detail the duties of and functions performed by the Audit Committee. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. Major functions of the Audit Committee include, without limitation:

(i) review of the effectiveness of the Company’s internal control over financial reporting; (ii) review of the independence, fee arrangements, audit scope, performance and audit findings of the Company’s independent auditors; (iii) review prior to release of the audited financial statements and Management’s Discussion and Analysis contained in the Company’s Annual Report on Form 10-K; and (iv) preparation of reports to be included in Company proxy statements in compliance with SEC requirements. The Audit Committee held a total of five meetings in 2005.

The Compensation Committee reviews and approves salaries, equity incentives and other matters relating to executive compensation, and administers Sirenza’s equity plans. The Compensation Committee also reviews and approves various other company compensation policies and matters. The Compensation Committee held a total of 2 meetings in 2005.

The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of the Board. The Nominating Committee held one meeting in 2005. The Nominating Committee establishes procedures for the nomination process and nominates candidates for election to the Board. The Nominating Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board of Directors.

Identifying and Evaluating Nominees for Director

The Company’s Nominating Committee has adopted Board membership criteria that apply to recommended nominees for a position on the Company’s Board. Under these criteria, members of the Board should have the highest personal and professional ethics, integrity and values. They should have key personal characteristics such as strategic thinking, objectivity, independent judgment, intellect and the courage to speak out and actively participate in meetings, as well as possess demonstrated sound business judgment gained through broad experience in significant positions where the candidate has dealt with management, technical, financial or regulatory issues. A candidate should have the disposition to act independently in respect of the Company and others in order to protect the long-term interests of the Company and all stockholders. A candidate needs to be able to devote sufficient time to carry out his or her duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. A candidate should have sufficient financial or accounting knowledge to add value in the financial oversight role of the Board of Directors. Finally, an independent director candidate should have no material relationship that could create an appearance of lack of independence with respect to the Company and should have no conflict of interest with the Company’s business. These factors, and others as considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The committee may also employ a search firm or pay fees to background checking services or other third parties in connection with seeking or evaluating Board nominee candidates. Candidates for nomination to the Board typically are suggested by Board members or by employees. The Nominating Committee considers properly submitted nominees proposed by stockholders. Candidates proposed by stockholders are evaluated by the Nominating Committee using the same criteria as for other candidates. To recommend a prospective nominee for the Nominating Committee’s consideration, you may submit the candidate’s name and qualifications in writing to the Company’s Corporate Secretary at the address of our principal executive offices set forth above. In addition, the bylaws of the Company permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares to elect such nominee and provide the information required by the bylaws of the Company, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to the Company and its stockholders. In addition, the stockholder must give timely notice to the Corporate Secretary of the Company in accordance with the bylaws of the Company, which, in general, require that the notice be received by the Corporate Secretary of the Company within the time period described below under “Stockholder Proposals”.

The Board of Directors held a total of eighteen meetings during 2005. No incumbent director attended fewer than 75% of the aggregate of the number of meetings held by the Board of Directors in 2005 during the period in which he served as a director and the number of meetings held in 2005 by committees, if any, upon which such director served during the period in which such director served on such committees.

Policy Regarding Director Attendance at Annual Stockholders Meeting

The Company’s policy with respect to director attendance at annual meetings of stockholders is that members of the Board of Directors are encouraged to attend the annual meeting of stockholders in person or via teleconference. All then-serving members of the Board of Directors attended the 2005 annual meeting of stockholders.

Communications with the Board

Stockholders may communicate with the Board by writing to them by mail c/o Sirenza Microdevices, Inc., 303 S. Technology Court, Broomfield, Colorado, 80021. Any stockholder communications directed to the Board of Directors or a member of the Board will first be delivered to Sirenza’s Corporate Secretary who will forward all communications to the Board of Directors for review.

Director Compensation

In 2005, our independent directors were paid as follows: a cash retainer of $4,000 per year for attendance at regularly scheduled Board meetings and an additional cash retainer of $1,000 per year for attendance at special Board meetings; the chairmen of each board committee receive an additional cash retainer of $7,000 per year; and other committee members each receive an additional cash retainer of $2,000 per year. In addition, independent directors receive a fee of $500 for each regularly scheduled Board meeting attended (typically six per year). All cash payments are calculated and paid in quarterly installments. Directors are also reimbursed for expenses in connection with attendance at Board of Directors and committee meetings. Independent directors may not receive consulting, advisory or other compensatory fees from Sirenza in addition to their Board compensation. Employee directors are not paid for Board service in addition to their regular employee compensation.

The following table shows the aggregate cash compensation earned by each independent director in 2005:

Director	Compensation in 2005
John Bumgarner, Jr.	$17,000
Peter Chung*	$17,000
Casimir Skrzypczak	$12,000
Gil Van Lunsen	$17,000

*Mr.	Chung resigned from the Board effective April 1, 2006.

In 2006, we changed our standard compensation arrangements for our independent directors to be as follows:

•	A $25,000 annual retainer for each non-employee director;

•

An annual cash stipend of $5,000 for each member of the Audit Committee, and $2,500 for each member of the Compensation and/or Nominating Committees, in each case excluding the chairmen of such committees; and

•	An annual cash stipend of $12,500 for the chairman of the Audit Committee, $5,000 for the chairman of the Compensation Committee and $2,500 for the Chairman of the Nominating Committee.

Directors are also eligible to participate in the Company’s Amended and Restated 1998 Stock Plan. Pursuant to the Company’s Amended and Restated 1998 Stock Plan, non-employee directors are automatically granted an option to purchase 40,000 shares of common stock (or in 2006, a right to purchase 10,000 shares of restricted common stock) upon their initial election to the Board of Directors and an option to purchase an additional 10,000 shares of common stock (or beginning in 2006, a right to purchase 3,000 shares of restricted common stock) each year following our annual stockholders meeting, so long as on such date, he or she has served on the Board of Directors for at least the previous six months. In 2005, each of Mr. Bumgarner, Mr. Chung, Mr. Skrzypczak and Mr. Van Lunsen were granted an option to purchase 10,000 shares of common stock at an exercise price of $3.24 per share.

Code of Ethics

The Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and controller) and employees, known as the Code of Business Ethics and Conduct. The Code of Business Ethics and Conduct is available for review by stockholders on the Company’s website at www.sirenza.com/ir_governance.asp. No information from the Company’s website is meant to be incorporated herein by this reference. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our code of ethics by filing a current report on Form 8-K with the Securities and Exchange Commission disclosing such information, or by posting such information on our website, at the address specified above, within the period required by Item 5.05 of Form 8-K and, as applicable, the listing standards of the Nasdaq National Market.

Required Vote

The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of the nominees for director contemplated in Proposal 1, meaning that the two properly nominated persons receiving the highest number of affirmative votes cast by stockholders entitled to vote at the Annual Meeting will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP has audited the Company’s financial statements since 1996, and the Audit Committee of the Board of Directors of the Company has selected Ernst & Young LLP as the Company’s independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2006. The Board of Directors recommends that stockholders vote for ratification of such appointment. A representative of Ernst & Young LLP is expected to be available at the Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

Fees Paid to Ernst & Young LLP

Audit Fees

In 2005, Ernst & Young LLP billed the Company an aggregate of $435,000 for the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, assistance with registration statements, and fees associated with our compliance with Section 404 of the Sarbanes-Oxley Act. In 2004, Ernst & Young LLP billed the Company an aggregate of $482,000 for the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, assistance with registration statements, and fees associated with our compliance with Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

In 2005, Ernst & Young LLP billed the Company an aggregate of $43,000 for additional assurance and related services that were related to the audit of our annual financial statements or review of the Company’s quarterly financial statements. These services consisted of accounting consultations and assistance with acquisitions. In 2004, Ernst & Young LLP billed the Company an aggregate of $9,000 for additional assurance and related services that were related to the audit of our annual financial statements or review of the Company’s quarterly financial statements. These services consisted of accounting consultations.

Tax Fees

In 2005, Ernst & Young LLP did not bill the Company for any professional services relating to tax compliance. In 2004, Ernst & Young LLP billed the Company an aggregate of $3,000 for professional services relating to tax compliance. This service consisted of preparation of tax returns for one of Sirenza’s foreign subsidiaries.

All Other Fees

In 2005 and 2004, Ernst & Young LLP did not bill the Company for any amounts for professional services other than the audit services, audit-related services and tax services described above.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence.

Audit Committee Pre-Approval Policies

All services performed by the independent auditors must be pre-approved by the Audit Committee. Such pre-approval may be granted at any time up to one year in advance of commencement of the specified services.

The Audit Committee may, in its discretion, establish fee thresholds for pre-approved categories of services which do not require specific approval by the Audit Committee for a particular service. Such pre-approved categories are detailed as to the service covered and the Audit Committee is periodically informed of the provision of each service. In addition, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent auditors and associated fees, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. The Audit Committee will not approve the provision of any prohibited service as set forth in the applicable regulations of the SEC and the Public Company Accounting Oversight Board. During 2005, no services were provided by the independent auditors under the de minimis rules set forth in Rule 2-01 of Regulation S-X promulgated by the SEC.

Required Vote

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2006 FISCAL YEAR.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO 1998 STOCK PLAN

General

We believe that our equity incentive awards serve as an effective, cost-efficient and competitive long-term incentive and retention tool for the Company’s employees, directors and consultants, and accordingly we view such awards as an important component of our long-term, performance-based compensation philosophy. In keeping with these views, our Amended and Restated 1998 Stock Plan, as amended (sometimes hereinafter referred to as the Plan) allows us to grant a variety of equity incentive awards to our employees, directors and consultants, including: stock options, stock purchase rights (through which we grant restricted stock awards), stock appreciation rights, performance shares, performance units, and deferred stock units. As detailed in the Plan summary below, the Plan also allows for such incentive awards to be issued at per share exercise or purchase prices that may be higher or lower than the fair market value of a share of our common stock on the date of grant. When an award has a per share exercise or purchase price lower than the fair market value of a share of our common stock on the date of grant, we refer to it as a full-value award.

Although the vast majority of our awards issued under the Plan since 1998 have taken the form of stock option grants with per share exercise prices equal to the fair market value of our common stock on the grant date, the flexibility built into the Plan in these respects has become increasingly important to us as we strive to find an appropriate balance between our need to provide effective equity incentives to our employees to attract, motivate and retain them, the potential resulting dilution to our stockholders, and the accounting and administrative impact of issuing such awards due to recent changes in the equity compensation accounting rules, including the adoption of SFAS 123(R), which became effective for us on January 1, 2006. In particular, we he have determined that we require additional flexibility in our use of full-value awards under the Plan.

The Amendments

In April 2006, subject to stockholder approval, the Company’s Board of Directors (the “Board”) amended and restated the Plan to (a) remove the existing cap on the number of full-value awards that may be granted under the Plan, (b) in lieu of that cap, provide that each one (1) share subject to a full-value award issued under the Plan shall be counted as two (2) shares against the Plan’s available share reserve, and (c) provide that upon any later lapse, termination, forfeiture or repurchase at cost of such a full-value award, two (2) shares would be added back to the Plan’s available share reserve for each one (1) share subject to the former full-value award. The Company’s stockholders are being asked to ratify and approve these amendments to the Plan as more fully described in this Proposal. The Board of Directors, which includes our two largest stockholders, urges you to vote in favor of the proposed amendments to the Plan.

The Current Cap on Full-Value Awards

While there were approximately 2.8 million shares of our common stock available for issuance under the Plan generally as of April 4, 2006, the Plan currently contains a cap that limits the number of shares that may be granted pursuant to full-value awards to a maximum of 30% of the shares that remained available for issuance under the Plan as of April 15, 2004 (the date of the 2004 amendment and restatement of the Plan, which first implemented this cap and which was approved by our stockholders at the 2004 Annual Meeting). This cap represents a total of 508,616 shares of common stock, and is a fixed number which does not increase annually. We issued 100,000 full-value awards in 2004 and 170,150 full-value awards in 2005. In 2006, through April 4, 2006, we had granted 166,728 full-value awards. Also through April 4, 2006, a total of 15,886 shares formerly subject to full-value awards had been returned to the Plan through cancellations, repurchases at cost and forfeitures in connection with employment terminations, leaving 87,624 shares remaining available for grant pursuant to full-value awards under the Plan.

Reasons for Our Increasing Use of Full-Value Awards

Move to Full-Value Restricted Stock Awards in Lieu of Options in 2005.

Motivated in part by our impending adoption of SFAS 123(R), in 2005 we carefully evaluated the components and effectiveness of the total compensation package we offer to our employees, including salary, benefits, and the potential cost, dilutive impact and effectiveness of various types of incentive awards available to employees under the Plan. We surveyed Company’s Board of Directors (in particular the Compensation Committee), management and employees for their views as to the long term retentive and motivational impact of various award structures, and we considered what prevailing trends were at other companies both inside and outside our industry, including our competitors. Based on the results of our investigation and analysis, we determined that, at least in the near term, granting employees a lesser number of full-value restricted stock awards (i.e., an award of shares of restricted stock with a nominal exercise price per share that vests in accordance with the terms and conditions established by the administrator, typically based on continuing employment with the Company over a period of years) represented a better balance of these competing interests than our historical practice of granting stock options at a fair market value exercise price per share. Among other factors we considered in making this determination were the following:

•

Award value linked to long-term stockholder value.    Like an option grant, the ultimate amount an employee will derive from a full-value restricted stock award depends on what happens to our stock price during the period it vests. If the stock price increases, the employee shares in this increase in stockholder value. If the price declines, the value of the employee’s award declines with that of our other stockholders. We believe this encourages our employees to think and behave like owners and make decisions that increase long-term stockholder value.

•

Better retentive device.    Unlike our historical option grants, while these full-value restricted stock awards can decline in value in direct relation to our stock price, they will almost never be “out of the money” or worthless, due to their lower exercise price, which means their retentive value continues even if our stock price declines in some or all periods following the date of grant. Nonetheless, the employee still has every incentive to increase stockholder value and thereby increase the value of his/her award. We believe this continuing value encourages employees to stay with us through difficult periods better than a typical option grant, while still maintaining the appropriate link to long-term stockholder value noted above.

•

Potential for Less Dilution.    As a trade-off for the lower exercise price, while not required to do so, we typically grant full-value restricted stock awards for approximately one fourth (1/4) the number of shares we would give an employee of the same grade if he/she were receiving an option grant with a fair market value exercise price. Thus, as of the grant date, the maximum potential dilution to our stockholders from each such full-value restricted stock award is approximately 25% of the maximum potential dilution from an equivalent option grant at fair market value. This 25% ratio will also be maintained in any later period where our stock price exceeds the fair market value of our stock on the grant date of the hypothetical award. In periods where our stock price trades below that fair market value price, the option would never be exercised while the dilutive impact of the full-value restricted stock award would remain, but that risk has to be balanced against the fewer number of shares subject to the full-value award. In addition, the lower exercise price of full-value restricted stock awards lessens the need for option exchanges, repricings or accelerations commonly undertaken by companies with large blocks of underwater options to re-incentivize their employees, thereby avoiding further dilution. In 2004, we granted awards under the Plan covering an aggregate of 1,333,550 shares, more than 90% of which were stock option grants at fair market value exercise prices. By contrast, in 2005, we granted awards under the Plan covering an aggregate of only 374,900 shares, approximately 45% of which were full-value restricted stock awards. We believe that our increasing use of full-value restricted stock awards in 2005 was largely responsible for the decreased dilution to our stockholders caused by grants from the Plan overall in 2005.

•

More predictable accounting.    The calculation of compensation expense associated with the issuance of restricted stock awards is more predictable and less volatile than that associated with the issuance of stock options under the provisions of SFAS 123(R), which makes it easier for our management to forecast our financial results in future periods for planning and public reporting purposes.

•

Maintaining competitiveness.    Many other telecommunications and semiconductor companies, including some of our competitors and increasingly start-up companies who tend to liberally recruit and incent employees with equity-based compensation, have begun utilizing restricted stock and other full-value awards as a part of their compensation programs for at least a portion of their employees, and we want to make sure our offerings in this regard remain competitive so that we can continue to attract and retain top talent as required to grow our business.

Accordingly, since August 2005, rather than granting stock options per our historical practices we generally have been granting full-value restricted stock awards as our default equity incentive grant to our eligible employees, directors and consultants. We may make use of options or the other types of awards available under the plan from time to time as the Board deems appropriate, but we currently view full-value restricted stock awards as our preferred choice for grants under the Plan generally.

Growth of the Company Since 2004.

In April 2004 when our stockholders last approved amendments to the Plan (including the current cap on full-value awards), we had approximately 269 employees, directors and consultants eligible to participate in the Plan. Since that time our employee base has increased through acquisitions and other hiring activity, such that as of April 4, 2006 we had approximately 820 employees, directors and consultants eligible to participate in the Plan. While not every eligible employee receives awards under the Plan, the number of participating employees is growing, and we expect to continue to grow our employee base by acquisition and otherwise. We also expect that we will need more full-value awards than are currently available under the Plan to adequately incent our existing employees and to fuel the growth we hope to realize in our business.

Why You Should Vote “FOR” the Amendments

The Board of Directors, which includes our two largest stockholders (neither of whom has received any awards from the Plan to date), urges you to vote in favor of the proposed amendments to the Plan for the following reasons:

•	The cap is out of date. The current cap on full-value awards is not reflective of the Company’s current size and is inadequate to fuel its anticipated future growth.

•

The cap impedes our current equity incentive strategy and our competitiveness.    The amendments will facilitate continuation of the Company’s current equity incentive award strategy, as described above, which the Company believes will (i) make it more effective in attracting, retaining and motivating skilled employees in a manner that promotes long-term stockholder value, and (ii) result in less near-term dilution to its stockholders than a comparable strategy employing option grants at a fair market value exercise price. To the extent that we can no longer offer full-value awards to our current and prospective employees, we believe we will be at a disadvantage in competing for top talent.

•

Our use of full-value awards will continue to be limited by the Plan’s share reserve and the 2x multiplier included in these amendments.    The Company recognizes that the issuance of full-value awards can potentially be more costly to its stockholders than the issuance of awards at a fair market value exercise price, and therefore has provided in the amendments that each one (1) share subject to a full-value award will be counted against the Plan’s share reserve as two (2) shares issued under the Plan.

•

The amendments are not intended to increase dilution to our stockholders from the Plan.    The Company is not proposing to increase the number of shares subject to the Plan, but only to use more of the shares already available under the Plan for full-value awards. If there comes a point where full-value awards are no longer available under the Plan, to properly incent its employees the Company may in fact have to grant a larger number of awards at fair market value per its historical option grant practices, thereby causing more immediate and potential long-term dilution to stockholders than would have been the case under its current equity strategy employing full-value restricted stock awards. As stated above, our overall grants from the Plan in 2005 dropped to 374,900 shares from 1,333,550 shares in 2004, to a large extent because of our increased use of full-value restricted stock awards covering less shares per grant than we would typically provide an employee in connection with a fair market value option grant.

A favorable vote for this proposal will (a) remove the existing cap on the number of full-value awards that may be granted under the Plan, and (b) in lieu of that cap, provide that each one (1) share subject to a full-value award issued under the Plan shall be counted as two (2) shares against the Plan’s available share reserve. An unfavorable vote for this proposal would leave the existing cap on full-value awards in place unchanged, and would mean that each one (1) share subject to a full-value award issued under the Plan shall continue to be counted as one (1) share against the Plan’s available share reserve.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting is required to approve the amendments to the Amended and Restated 1998 Stock Plan. Abstentions will have the effect of a vote “against” the amendments. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENTS TO THE AMENDED AND RESTATED 1998 STOCK PLAN AS DESCRIBED HEREIN.

SUMMARY OF THE

AMENDED AND RESTATED 1998 STOCK PLAN

General

The purpose of the Amended and Restated 1998 Stock Plan is to increase stockholder value by attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to our employees, consultants and directors and promoting the success of our business. The Amended and Restated 1998 Stock Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock purchase rights (through which we grant restricted stock awards), (3) stock appreciation rights, (4) performance shares, (5) performance units, and (6) deferred stock units (each, an “Award”). Options granted under the Amended and Restated 1998 Stock Plan may be either “incentive stock options” or nonstatutory stock options. The Company believes that commitment to employee ownership has limited employee turnover and improved our operational performance. The text of the Amended and Restated 1998 Stock Plan is attached as Appendix A to this Proxy Statement.

Approximately 13.0 million shares of common stock are currently authorized under the Amended and Restated 1998 Stock Plan. As of April 4, 2006, Awards to purchase approximately 3.4 million shares of common stock were outstanding under the Amended and Restated 1998 Stock Plan with an average exercise price of $2.61 per share, Awards to purchase 6.8 million shares of common stock had been exercised and not returned to the Plan reserve, and approximately 2.8 million shares were available for future grant. The number of shares authorized under the Amended and Restated 1998 Stock Plan automatically increases on the first day of each fiscal year by an amount equal to the lesser of (i) 1,500,000 shares, (ii) 3% of the outstanding shares of our common stock on that date or (iii) a lesser amount determined by the Board. Assuming that this Proposal 3 is approved by the Company’s stockholders at the 2006 Annual Meeting, each one (1) share subject to a full-value Award issued under the Plan shall be counted as two (2) shares against the Plan’s available share reserve. In most cases, when an Award lapses or terminates by its terms unexercised, or where the shares subject to an exercised Award are later forfeited to the Company or repurchased by the Company at cost pursuant to the Award terms, the affected shares are added back to the Plan’s available share reserve. Assuming that this Proposal 3 is approved by the Company’s stockholders at the 2006 Annual Meeting, two (2) shares would be added to the Plan’s available share reserve for each one (1) share subject to a full value Award that lapses, is terminated, is forfeited to or repurchased by the Company as provided above.

The material features of the Amended and Restated 1998 Stock Plan are summarized below, but are qualified in their entirety by reference to the Amended and Restated 1998 Stock Plan.

Administration

The Amended and Restated 1998 Stock Plan is administered by the Board of Directors or committees of one or more inside or outside directors appointed by the Board. For Awards granted to executive officers of the Company, the administrator is generally the Board’s Compensation Committee, which consists of Directors who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (to enable the Company to receive a federal tax deduction for certain compensation paid under the Plan) and will meet such other requirements as are established by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 of the Securities Exchange Act of 1934, to the extent the administrator determines it is desirable to meet the requirements of these rules. For the Amended and Restated 1998 Stock Plan to qualify for exemption under Rule 16b-3, the administrator must consist of Directors who are “non-employee directors.” Subject to the terms of the Amended and Restated 1998 Stock Plan, the administrator determines the terms of the Awards granted, including the exercise price, number of shares subject to the Awards, and the exercisability, and has the authority to amend Awards. All questions of interpretation are determined by the administrator and its decisions are final and binding upon all participants. Directors receive no additional compensation for their services in connection with the administration of the Amended and Restated 1998 Stock Plan, except that directors do receive compensation for serving on the Board of Directors and its committees generally, as described under Proposal 1 above.

Eligibility

Nonstatutory stock options, stock purchase rights (restricted stock awards), stock appreciation rights, performance shares, performance units and deferred stock units may be granted under the Amended and Restated 1998 Stock Plan to our directors, employees and consultants. Incentive stock options may be granted only to employees. As of April 4, 2006 approximately 820 employees, consultants and directors were eligible to participate in the Amended and Restated 1998 Stock Plan. The administrator, in its discretion, selects the persons to whom options and stock purchase rights are granted, the time or times at which such options and stock purchase rights are granted, and the exercise price and number of shares subject to each such grant. In addition, the Amended and Restated 1998 Stock Plan provides for automatic grants of restricted stock purchase rights to non-employee directors in an amount equal to 10,000 shares upon first election to the Board of Directors, and an additional 3,000 shares upon each anniversary of his/her election.

Award Limitations

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to our chief executive officer and each of our four other highest paid employees. In order to preserve our ability to deduct the compensation associated with options and stock appreciation rights granted to such persons, the Amended and Restated 1998 Stock Plan provides that no director, employee or consultant may be granted, in any fiscal year, options or stock appreciation rights covering more than 1,000,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual’s initial employment, the individual may be granted options and/or stock appreciation rights covering up to an additional 1,000,000 shares of common stock. In addition, no director, employee or consultant may be granted, in any fiscal year, stock purchase rights or performance shares covering more than 500,000 shares, or performance shares with an initial value in excess of $1,000,000. Notwithstanding this limit, however, in connection with such individual’s initial employment, the individual may be granted additional stock purchase rights and/or performance rights, each covering up to an additional 500,000 shares of common stock, and may be granted additional performance shares with an initial value of up to $1,000,000.

In addition, the Amended and Restated 1998 Stock Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options that are exercisable for the first time by an optionee in any one calendar year.

Terms and Conditions of Options

A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Amended and Restated 1998 Stock Plan, the administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The administrator will determine the number of shares covered by each option, subject to the Award limitations described above. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

(a) Exercise Price.    The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a ten percent stockholder may not be less than 110% of the fair market value on the date the option is granted. The Amended and Restated 1998 Stock Plan provides that if the Company desires to preserve its ability to deduct the compensation associated with options granted under the Amended and Restated 1998 Stock Plan pursuant to Section 162(m) of the Internal Revenue Code, the exercise price of a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock on the last market trading day prior to the date the option is granted.

(b) Exercise of Option; Form of Consideration.    The administrator determines when options become exercisable and may accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Amended and Restated 1998 Stock Plan permits payment to be made, in the discretion of the administrator, by cash, check, promissory note, other shares of our common stock, pursuant to a cashless exercise procedure, a reduction in the amount of any liability of the Company to the individual, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option.    The term of an option is specified in each option agreement; however, the term of an incentive stock option may be no more than ten years from the date of grant. In the case of an incentive stock option granted to a ten percent stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Service.    If an optionee’s service relationship with us terminates for any reason (excluding death or disability), then the optionee may exercise the option within a period of time as determined by the administrator and specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option). In the absence of a specified time set forth in the option agreement, the option will remain exercisable for three months following the termination of the optionee’s service relationship. If an optionee’s service relationship terminates due to the optionee’s disability or death, the optionee (or the optionee’s estate or beneficiary) may exercise the option within a period of time as determined by the administrator and specified in the option agreement to the extent the option was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such option). In the absence of a specified time in the option agreement, the option will remain exercisable for the twelve months following the termination of the optionee’s service due to disability or death.

(e) Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Amended and Restated 1998 Stock Plan as may be determined by the administrator. The administrator may offer to buy out previously granted options at any time. However, options cannot be repriced nor can an option exchange program be implemented without first obtaining stockholder approval.

Stock Purchase Rights

Awards of stock purchase rights (also referred to as restricted stock or restricted stock Awards) are shares that vest in accordance with the terms and conditions established by the administrator. Each stock purchase right is evidenced by an Award agreement between the Company and the purchaser, and is subject to the terms and conditions determined by the administrator. The administrator will determine the purchase price to be paid and method of payment for the shares (which may include any method permitted by applicable laws), the number of shares subject to an award of stock purchase rights (subject to the Award limitations described above), and any other terms and conditions of the Award. Unless the administrator determines otherwise, the restricted stock purchase agreement will place a mandatory forfeiture restriction on the shares subject to the stock purchase right, or grant the Company a repurchase option on the shares, which will become applicable or exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason, including death or disability. The repurchase price on a repurchase option will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The mandatory forfeiture restriction shall not require a repurchase price to be paid by the Company. The mandatory forfeiture restriction or repurchase option will lapse at a rate determined by the administrator and specified in the restricted stock purchase agreement (however, if the administrator has determined it is desirable for the stock purchase right to qualify as “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the mandatory forfeiture restriction or repurchase option will lapse based on the achievement of performance goals).

Stock Appreciation Rights

Stock appreciation rights are awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which the Company’s stock price exceeds the exercise price. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price. Each stock appreciation right is evidenced by an Award agreement between the Company and the participant, and is subject to the terms and conditions determined by the administrator. The administrator will determine the number of shares subject to an award of stock appreciation rights, subject to the Award limitations described above, the exercise price, and when the stock appreciation right expires (subject to a maximum term of 10 years) and any other terms and conditions of the Award. Payment by the Company for a stock appreciation right may be made, in the discretion of the administrator, in cash, shares or a combination of the two.

If a participant’s service relationship with us terminates for any reason (excluding death or disability), then the participant may exercise the stock appreciation right within a period of time as determined by the administrator and specified in the Award agreement to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award). In the absence of a specified time set forth in the Award agreement, the stock appreciation right will remain exercisable for three months following the termination of the participant’s service relationship. If a participant’s service relationship terminates due to the participant’s disability or death, the participant (or his or her estate or beneficiary) may exercise the stock appreciation right within a period of time as determined by the administrator and specified in the Award agreement to the extent the Award was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such Award). In the absence of a specified time in the Award agreement, the stock appreciation right will remain exercisable for the twelve months following the termination of the participant’s service due to disability or death.

The administrator may offer to buy out previously granted stock appreciation rights at any time. However, stock appreciation rights cannot be repriced nor can an exchange program be implemented without first obtaining stockholder approval.

Performance Units and Performance Shares

Performance units and performance shares are Awards that result in a payment to a participant if performance objectives are achieved or the Awards otherwise vest. Each performance unit and performance share is evidenced by an Award agreement between the Company and the participant, and is subject to the terms and conditions determined by the administrator. The administrator determines the terms and conditions of awards of performance units and performance shares, including the applicable performance objectives (which may be solely service-based); provided, however, that any period for measuring performance will be at least 12 months. Each performance unit and performance share generally will have an initial value equal to the fair market value of one share on the date of grant. The administrator will determine the number of performance units and performance shares granted to any participant, subject to the Award limitations described above.

Performance Goals

As discussed above, under Section 162(m) of the Internal Revenue Code, the annual compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended and Restated 1998 Stock Plan (which was previously obtained), setting limits on the number of Awards that any individual may receive, and for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.

The Amended and Restated 1998 Stock Plan permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the administrator (in its discretion) may make performance goals applicable to a participant with respect to an Award. Performance goals may differ from participant to participant and from Award to Award. At the administrator’s discretion, one or more of the following performance goals may apply: cash flow, customer satisfaction, earnings, gross margin, market price of stock, market share, net income, operating income, operating margin, return on capital, return on equity, return on net assets, revenue and sales. Any criteria used may be measured, as applicable, in absolute terms or in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

Deferred Stock Units

Shares acquired upon exercise (or vesting, as applicable) of a stock purchase right, performance shares and performance units may be paid-out in installments or on a deferred basis, as determined by the administrator. In the event the administrator decides to permit deferral, the administrator shall establish rules and procedures governing how a participant may elect to defer payout.

Automatic Grants to Non-employee Directors

The Amended and Restated 1998 Stock Plan provides for the automatic, nondiscretionary grant of restricted stock purchase rights to non-employee directors: each non-employee director will be automatically granted a right to purchase ten thousand (10,000) shares of our common stock, upon the date such individual first becomes a non-employee director, whether through election by the stockholders of the Company or by appointment by the board of directors in order to fill a vacancy, unless he or she becomes a non-employee director by ceasing to be an employee director. Each non-employee director will be automatically granted a right to purchase three thousand (3,000) shares of our common stock following each annual meeting of the stockholders of the Company if on such date he or she shall have served on the Board of Directors for at least the immediately preceding fiscal quarter and some portion of the current fiscal quarter.

The exercise price of the restricted stock purchase rights granted automatically to non-employee directors under the Amended and Restated 1998 Stock Plan will be $0.001 per share (the par value per share of our common stock), payable by services rendered or to be rendered by the director during the period in which the mandatory forfeiture restriction described below applies. The restricted stock purchase rights granted automatically to non-employee directors under the Amended and Restated 1998 Stock Plan shall be subject to a mandatory forfeiture restriction upon termination of the director’s service relationship with the Company, which shall lapse as to one third of the shares subject to the right on each anniversary of the date of grant, subject to the director continuing to serve as a director on each relevant vesting date. Such rights shall each have a term of thirty (30) days from the date of grant. No right may be exercised after the expiration of its term.

Nontransferability of Awards

Unless otherwise determined by the administrator, Awards granted under the Amended and Restated 1998 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant.

Adjustments Upon Changes in Capitalization

If the Company’s capitalization changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change effected without the receipt of consideration, proportionate adjustments will be made in the number and class of shares of stock available for issuance under the Amended and Restated 1998 Stock Plan, the number and class of shares of stock subject to any Award outstanding under the Amended and Restated 1998 Stock Plan, the exercise price of any such outstanding Award, the number of shares subject to stock purchase rights to be automatically granted to non-employee directors, and the per-person Award limitations.

In the event of a liquidation or dissolution, any Awards that are unexercised (with respect to options and stock appreciation rights) or unvested (with respect to other Awards) will terminate. The administrator may, in its sole discretion, provide that each participant will have the right to exercise and be fully vested in all or any part of the participant’s options and stock appreciation rights, including those not otherwise exercisable, prior to such termination. In addition, the administrator may provide that any repurchase option or forfeiture rights by the Company applicable to any Award will lapse as to all shares covered by the Award.

In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding Award will be assumed or an equivalent award substituted by the successor corporation. In the event the successor corporation refuses to assume or provide a substitute award, the Award immediately will vest and become exercisable (if applicable) as to all of the shares (or cash) subject to the Award. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution, the administrator will provide at least 15 days’ notice and the Award will terminate upon the expiration of such notice period. With respect to any options automatically granted to and held by a non-employee director under the Amended and Restated 1998 Stock Plan that are assumed or substituted for, if following such assumption or substitution the optionee’s status as a director of the Company or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the optionee, then the optionee will have the right to exercise the option as to all the stock subject to the option, including shares not otherwise vested or exercisable. With respect to any shares of restricted stock issued upon exercise of a restricted stock purchase right automatically granted to a non-employee director under the Amended and Restated 1998 Stock Plan that are assumed or substituted for, if following such assumption or substitution the director’s status as a director of the Company or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the director, then the mandatory forfeiture restriction with respect to any such shares shall lapse immediately.

Amendment and Termination of the Amended and Restated 1998 Stock Plan

The Board may amend, alter, suspend or terminate the Amended and Restated 1998 Stock Plan at any time and for any reason. However, the Company must obtain stockholder approval for any amendment to the Amended and Restated 1998 Stock Plan to the extent necessary or desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Amended and Restated 1998 Stock Plan without the written consent of the optionee. Unless terminated earlier, the Amended and Restated 1998 Stock Plan will terminate in April 2014.

Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. It does not purport to be complete and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside. Tax consequences for any particular individual may be different.

Incentive Stock Options

An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss (that is, the difference between the sale price and the exercise price of the option) is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the fair market value of the shares at the date of the option exercise (or the sale price of the shares, if less). Any additional gain or loss recognized on such a disposition of the shares is treated as long-term or short-term capital gain or loss, depending on how long the optionee held the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or ten percent stockholder of the Company. Unless limited by Section 162(m), the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options

An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares (on the exercise date) over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Upon a disposition of such shares by the optionee, any additional gain or loss is treated as long-term or short-term capital gain or loss, depending on how long the optionee held the shares. Unless limited by Section 162(m), the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Stock Purchase Rights

Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options and generally, no income is recognized by the purchaser in connection with the grant of the stock purchase right or in connection with the exercise of the right for unvested stock, unless an election under Section 83(b) of the Internal Revenue Code is filed with the Internal Revenue Service within thirty (30) days of the date of exercise of the stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase unless an election under Section 83(b) of the Internal Revenue Code is timely filed. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company’s right of repurchase lapses). The purchaser’s ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date.

Upon the purchaser’s disposition of the shares, any gain or loss is treated as capital gain or loss. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in that amount at the time the purchaser recognizes ordinary income with respect to a stock purchase right. Different rules may apply if the purchaser is also an officer, director, or ten percent stockholder of the Company.

Stock Appreciation Rights

A participant does not recognize taxable income upon grant of a stock appreciation right. Upon exercise, the participant recognizes ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Performance Units and Performance Shares

A participant does not recognize taxable income upon grant of performance units or performance shares. Instead, he or she recognizes ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares. If payout of an Award is deferred, a participant will not have taxable income until the Award is paid out.

Deferred Stock Units

A participant will not have taxable income upon the grant of a deferred stock unit (except in the case of restricted stock acquired pursuant to a stock purchase right pursuant to which a participant elected to be taxed at the time of grant, as described under “Stock Purchase Rights” above). Instead, a participant generally will recognize the income at the time of the receipt of the shares subject to the Award equal to the difference between the fair market value of the shares at the time of receipt and any amount paid for the shares. However, a participant will be subject to employment taxes at the time a deferred stock unit vests, even if the participant has not yet received the shares subject to the Award.

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Also, Section 409A generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that any such individual’s distribution commence no earlier than six months after such officer’s separation from service.

If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the Plan) are not entirely clear.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option), unless limited by Section 162(m) of the Internal Revenue Code. As discussed above, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to our chief executive officer and to each of our four most highly compensated executive officers. However, the Plan permits the Administrator to grant Awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Awards Granted to Certain Individuals and Groups

The number of Awards that an employee, director or consultant may receive under the Amended and Restated 1998 Stock Plan is in the discretion of the administrator and therefore cannot be determined in advance. Our directors and executive officers have an interest in this proposal because they are eligible to receive discretionary Awards under the Amended and Restated 1998 Stock Plan, and also because our non-employee directors receive automatic grants of stock purchase rights under the Amended and Restated 1998 Stock Plan as described in detail in the above summary of the Plan’s material terms. To date, only stock options and full-value restricted stock awards have been granted under the Plan. The following table sets forth for the individuals or groups listed (a) the aggregate number of shares subject to options and restricted stock awards granted during our fiscal year ended December 31, 2005, and (b) the average per share exercise price of such options and restricted stock awards. Note that the restricted stock awards to Messrs. Hilgendorf and Hatley and any other persons noted below were granted at an exercise price of $0.001 per share.

Name of Individual or Group	Number of Awards Granted	Average Per Share Exercise Price
Robert Van Buskirk	—	$—
John Ocampo	—	—
Charles Bland	—	—
Norm Hilgendorf	7,000	$0.001
Gerald Hatley	5,000	$0.001
Thomas Scannell	—	$—
Gerald Quinnell	—	$—
All current executive officers, as a group	90,000	$3.52
All directors who are not executive officers, as a group	40,000	$3.24
All employees who are not executive officers, as a group	244,900	$1.50

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information regarding the Company’s equity compensation plans as of the end of 2005.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders	4,497,545	$2.66	1,789,423(1)
Equity Compensation Plans Not Approved By Security Holders	None	Not applicable	None

(1)

Consists of 1,753,561 shares available for future issuance under the Amended and Restated 1998 Stock Plan, and 35,862 shares available for future issuance under the 2000 Employee Stock Purchase Plan as of December 31, 2005. The number of shares available for future issuance under the Amended and Restated 1998 Plan is increased on January 1 of each year by a number of shares equal to the lesser of (i) 1,500,000 shares, (ii) 3% of our outstanding shares as of such date, or (iii) such lesser amount as is determined by the Board of Directors. The number of shares available for future issuance under the 2000 Employee Stock Purchase Plan is increased on January 1 of each year by a number of shares equal to the lesser of (i) 350,000 shares, (ii) 1% of our outstanding shares as of such date, or (iii) such lesser amount as is determined by the Board of Directors. As a result of these provisions, the number of shares available for future issuance under the Amended and Restated 1998 Plan was increased by 1,096,550 shares in 2006, and the number of shares available for future issuance under the 2000 Employee Stock Purchase Plan was increased by 350,000 shares in 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of the Company’s common stock as of April 4, 2006 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock, (ii) each of the Named Executive Officers (as defined under “Executive Compensation” below), (iii) each of the Company’s directors and nominees for director, and (iv) all of the Company’s directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, to the Company’s knowledge the persons named below have sole voting and investment power with respect to all shares of common stock held by them. For the purposes of calculating percentage ownership, as of April 4, 2006, 44,693,736 shares of common stock were issued and outstanding.

Unless otherwise indicated below, each person has an address in care of Sirenza’s principal executive offices at 303 S. Technology Court, Broomfield, CO 80021.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percent
John Ocampo and Susan Ocampo(2)	12,665,222	28.3%
Phillip Liao and Yeechin Liao(3)	7,000,000	15.7%
Robert Van Buskirk(4)	770,063	1.7%
Charles Bland(5)	212,983	*
Norm Hilgendorf(6)	87,648	*
Gerald Hatley(7)	140,615	*
Thomas Scannell	8,508	*
Gerald Quinnell(8)	119,762	*
John Bumgarner, Jr.(9)	59,332	*
Chris Crespi	10,000	*
Casimir Skrzypczak(10)	66,180	*
Gil Van Lunsen(11)	33,691	*
All directors and executive officers as a group (12 persons)(12)	21,082,135	45.9%

*	Less than 1%
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Sirenza Microdevices common stock subject to options or other convertible instruments held by that person that will be exercisable within sixty days of April 4, 2006, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Consists of 1,050,000 shares held by John Ocampo, 1,050,000 shares held by Susan Ocampo, 7,906,282 shares held by John and Susan Ocampo, Trustees, Ocampo Family Trust UA 5-31-01, 204,844 shares held by John and Susan Ocampo, Trustees, Ocampo 2001 Charitable Trust dated 9-23-01, 900,000 shares held by Samat Partners, a California limited partnership of which each of John and Susan Ocampo is a General Partner, 18,180 shares held by Susan Ocampo as custodian for the Ocampos’ children, and an aggregate of 1,535,916 shares held in various trusts for the benefit of the Ocampos’ children. Mr. and Mrs. Ocampo are co-trustees with a third person of each the trusts for the benefit of their children and as such share voting and dispositive authority over the shares held in such trusts. Mr. and Mrs. Ocampo disclaim beneficial ownership of the shares held by each of the foregoing trusts and partnerships except to the extent of their pecuniary interest in these shares.

(3)

Consists of 3,500,000 shares held by Phillip Liao and 3,500,000 shares held by Yeechin Liao. One half of the shares held by each of Mr. and Mrs. Liao have been deposited in an escrow account at U.S. Bank, National Association, as security for their potential indemnification obligations under the Agreement and Plan of Merger with the Company by which they acquired their shares. Mr. and Mrs. Liao each maintain voting control over their respective shares in escrow, and in some cases dispositive authority over such shares, as described in more detail in “Transactions With Related Parties” below.

(4)	Includes 645,304 shares subject to outstanding options exercisable within sixty days of April 4, 2006.
(5)	Includes 187,499 shares subject to outstanding options exercisable within sixty days of April 4, 2006.
(6)	Includes 72,810 shares subject to outstanding options exercisable within sixty days of April 4, 2006.
(7)	Includes 125,266 shares subject to outstanding options exercisable within sixty days of April 4, 2006.
(8)	Includes 59,166 shares subject to outstanding options exercisable within sixty days of April 4, 2006, and 1,000 shares held by Mr. Quinnell’s spouse.
(9)

Consists of 1,000 shares held by 21stCentury LLC, of which Mr. Bumgarner is a managing member, and 58,332 shares subject to outstanding options exercisable within sixty days of April 4, 2006. Mr. Bumgarner disclaims beneficial ownership of the shares held by 21stCentury LLC except to the extent of his pecuniary interest in these shares.

(10)	Includes 47,998 shares subject to outstanding options exercisable within sixty days of April 4, 2006.
(11)	Includes 33,333 shares subject to outstanding options exercisable within sixty days of April 4, 2006.
(12)	Includes an aggregate of 1,193,979 shares subject to outstanding options exercisable within sixty days of April 4, 2006.

EXECUTIVE OFFICERS

The names of the Company’s executive officers and certain information about them as of April 17, 2006, are set forth below:

Name	Age	Position
John Ocampo	47	Chairman of the Board
Robert Van Buskirk	57	President and Chief Executive Officer
Charles Bland	57	Chief Financial Officer
Gerald Hatley	36	Vice President, Controller and Chief Accounting Officer
Norm Hilgendorf	45	Chief Strategy Officer
Phillip Liao	50	President, Premier Devices—A Sirenza Company
Susan Ocampo	48	Treasurer
Clay Simpson	34	Vice President, General Counsel and Secretary

Additional information regarding Messrs. Ocampo, Liao and Van Buskirk may be found above under “Proposal 1—Election of Directors—Information Regarding Nominees and Other Directors.”

Charles Bland has served as the Company’s Chief Financial Officer since July 2005. From May 2003 until July 2005, Mr. Bland served as our Chief Operating Officer. Prior to joining the Company, Mr. Bland served as the President and Chief Executive Officer of Vari-L Company, Inc. since May 2001. From June 2000 until he joined Vari-L, he served as the President of Growzone, Inc., a software company focused on the horticultural industry, and from June 1999 until June 2000, he was the President of AmericasDoctors.com, an Internet health care content site. From 1998 to 1999, Mr. Bland was the Chief Operating Officer at Quark Incorporated, provider of shrink wrap and client server software for the publishing industry. For the previous 24 years, Mr. Bland worked in positions of increasing responsibility with Owens Corning Fiberglass, a high performance glass composites and building materials company, with his final assignment being President, Africa/Latin American Operations. Mr. Bland received his B.S., Accounting and Finance, degree from Ohio State University and his M.B.A. from the Sloan School, Massachusetts Institute of Technology.

Gerald Hatley has served as the Company’s Vice President, Controller and Chief Accounting Officer since April 2002. Mr. Hatley served as the Company’s Controller from December 1999 to April 2002. From October 1994 to December 1999, he served as an auditor for Ernst & Young LLP, most recently as an audit manager. Mr. Hatley holds a B.S. from California Polytechnic State University, San Luis Obispo and is a certified public accountant.

Norman Hilgendorf has served as the Company’s Chief Strategy Officer since October 2005. Between October 2004 and October 2005, Mr. Hilgendorf served as the Company’s Vice President, Business Development and Strategic Marketing. From December 2001 to October 2004, Mr. Hilgendorf served as the Company’s Vice President, Sales & Marketing. Mr. Hilgendorf served as the Company’s Marketing Director, Standard Products from May 2000 to December 2001, and as the Company’s Central U.S. Sales Director from January 2000 to May 2000. From January 1998 to December 1999, he was Vice President and General Manager at Richardson Electronics, a distributor of electronics components. He was also the Wireless Business Unit Manager and Product Manager for Richardson Electronics from 1994 to January 1998. Mr. Hilgendorf received his B.S.E.E. from the University of Illinois and an M.B.A. from the University of Chicago.

Susan Ocampo is co-founder of the Company and has served as the Company’s Treasurer since November 1999. From 1988 to November 1999, Mrs. Ocampo also served as the Company’s Chief Financial Officer and Secretary and as one of the Company’s directors. Mrs. Ocampo holds a B.A. from Maryknoll College, in Manila, Philippines.

Clay Simpson joined the Company as Vice President and General Counsel in March 2005 and was appointed as its Secretary in April 2005. Prior to joining the Company, from October 1997 through February 2005, Mr. Simpson served as an Associate Attorney with the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Mr. Simpson holds a B.A from the University of California, Los Angeles, and a J.D. from Columbia University.

EXECUTIVE COMPENSATION

The following table shows, as to (i) any person serving as Chief Executive Officer during 2005, (ii) each of the four other most highly compensated executive officers of the Company during 2005 who served as executive officers as of December 31, 2005, and (iii) two additional individuals (Messrs. Scannell and Quinnell) who would have been included in our four other most highly compensated executive officers but for the fact that they no longer served as executive officers at December 31, 2005 (together, the Named Executive Officers), information concerning compensation paid for services rendered to the Company during the last three fiscal years.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards (1)($)			Securities Underlying Options/ SARs (5)(#)		All Other Compensation (6)($)
Robert Van Buskirk President and Chief Executive Officer	2005 2004 2003	325,000 300,000 275,000	— — —	— — 234,230	(7)	$	— 382,000 —	(2)	— — 480,000	(8)	3,337 3,337 3,472

John Ocampo Chairman of the Board	2005 2004 2003	250,000 250,000 250,000	— — —	— — —			— — —		— — —		3,337 3,337 3,472

Charles Bland(13) Chief Financial Officer	2005 2004 2003	252,000 250,000 163,014	— 25,000 —	— — —			— — —		— 30,000 250,000		3,337 3,337 3,058

Norm Hilgendorf Chief Strategy Officer	2005 2004 2003	188,000 182,500 180,000	— 7,500 5,613	— — —			15,960 — —	(3)	— 20,000 135,000	(8)	3,237 2,839 2,835

Gerald Hatley Vice President, Controller and Chief Accounting Officer	2005 2004 2003	144,000 140,000 130,000	12,000 — 15,000	12,375 68,072 40,811	(12) (11) (10)		11,400 — —	(4)	— 22,000 40,000	(8)	3,058 2,750 2,742

Thomas Scannell Former Vice President, Finance and Chief Financial Officer	2005 2004 2003	202,000 215,000 205,000	— — 10,000	— — 114,062	(9)		— — —		— 30,000 145,000	(8)	628 3,294 3,386

Gerald Quinnell Executive Vice President, Corporate Business Development	2005 2004 2003	217,000 207,500 200,000	— — —	— — —			— — —		— 30,000 140,000	(8)	3,328 3,267 3,364

(1)

In the event that any dividends are declared and paid on the common stock during the period during which any such restricted stock remains subject to vesting restrictions, such dividends shall be paid with respect to the restricted shares.

(2)

As of December 31, 2005, there were an aggregate of 100,000 shares of restricted stock issued to Mr. Van Buskirk that remained outstanding, having an aggregate value of $461,000 based on the most recent closing common stock per share price of $4.61 as reported on the Nasdaq National Market as of that date. The 100,000 shares of restricted stock granted to Mr. Van Buskirk vest as follows: 100% on the date that is three years following the date of grant, provided, however, that 50% of the shares immediately vest in the event that the closing trading price of the Company’s Common Stock on The Nasdaq National Market is greater than or equal to $6.396 for five consecutive trading days. In the fourth quarter of 2004, the Company’s stock price exceeded $6.396 for five consecutive trading days, resulting in vesting of 50% of such shares.

(3)

As of December 31, 2005, there were an aggregate of 7,000 shares of restricted stock issued to Mr. Hilgendorf that remained outstanding, having an aggregate value of $32,270 based on the most recent closing common stock per share price of $4.61 as reported on the Nasdaq National Market as of that date.

The 7,000 shares of restricted stock granted to Mr. Hilgendorf vest as follows: 100% on the date that is two years following the date of grant.
(4)

As of December 31, 2005, there were an aggregate of 5,000 shares of restricted stock issued to Mr. Hatley that remained outstanding, having an aggregate value of $23,050 based on the most recent closing common stock per share price of $4.61 as reported on the Nasdaq National Market as of that date. The 5,000 shares of restricted stock granted to Mr. Hatley vest as follows: 100% on the date that is two years following the date of grant.

(5)	No stock appreciation rights were granted by the Company in the three years ended December 31, 2005.
(6)

Consist of matching contributions of $2,500 paid annually to each Named Executive Officer’s 401(k) plan account and term life insurance premiums paid by the Company. In 2005, term life insurance premiums in the following amounts were paid: $837 for each of Messrs. Bland, Van Buskirk and Ocampo, $828 for Mr. Quinnell, $737 for Mr. Hilgendorf, $628 for Mr. Scannell and $558 for Mr. Hatley.

(7)

Consists of $139,589 paid to Mr. Van Buskirk in 2003 as a relocation allowance in connection with Mr. Van Buskirk’s move, at the Company’s request, from California to the area of the Company’s new corporate headquarters located in Broomfield, Colorado, and $94,641 paid to Mr. Van Buskirk as reimbursement for taxes due on such relocation allowance.

(8)

In the third quarter of 2002, Sirenza’s board of directors approved a voluntary stock option exchange program for employees and directors. Under the program, eligible employees and directors were given the opportunity to exchange certain unexercised stock options for new options to be granted at least six months and one day following the cancellation of the exchanged options. Each participant was granted new options in the first quarter of 2003 exercisable for an equal number of shares as the exchanged options. Other than a grant of 75,000 stock options to Mr. Hilgendorf on April 17, 2003, no additional options were granted in 2003 to the Named Executive Officers.

(9)

Consists of $65,372 paid to Mr. Scannell in 2003 as a relocation allowance in connection with Mr. Scannell’s move, at the Company’s request, from California to the area of the Company’s new corporate headquarters located in Broomfield, Colorado, $44,180 paid to Mr. Scannell as reimbursement for taxes due on such relocation allowance, and $4,510 paid to Mr. Scannell as reimbursement for taxes due on the bonus paid during 2003.

(10)

Consists of $18,500 paid to Mr. Hatley in 2003 as a relocation allowance in connection with Mr. Hatley’s move, at the Company’s request, from California to the area of the Company’s new corporate headquarters located in Broomfield, Colorado and $12,566 paid to Mr. Hatley as reimbursement for taxes due on such relocation allowance, and $9,745 paid to Mr. Hatley as reimbursement for taxes due on the bonus paid during 2003.

(11)

Consists of $36,493 paid to Mr. Hatley in 2004 as a relocation allowance in connection with Mr. Hatley’s move, at the Company’s request, from California to the area of the Company’s new corporate headquarters located in Broomfield, Colorado and $31,579 paid to Mr. Hatley as reimbursement for taxes due on such relocation allowance.

(12)	Consists of $12,375 of tuition paid by the Company on behalf of Mr. Hatley in his pursuit of a master’s degree in business administration.
(13)	Mr. Bland joined the Company in May 2003.

Option/SAR Grants During Last Fiscal Year

No table has been included under this heading as there were no grants of stock options or SARs to Named Executive Officers during the Company’s fiscal year ended December 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Year-End Option/SAR Values

The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during 2005 and the number of shares subject to exercisable and unexercisable stock options as of the end of 2005. The table also sets forth certain information with respect to the value of stock options held by such individuals as of the end of 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Last Fiscal Year End (#)		Value of Unexercised In- The-Money Options/SARs at Last Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert Van Buskirk	10,000	58,533	604,780	90,000	1,943,266	294,300
John Ocampo	—	—	—	—	—	—
Charles Bland	30,000	129,366	161,458	88,542	399,217	268,283
Norm Hilgendorf	—	—	118,749	36,251	309,009	111,291
Gerald Hatley	—	—	121,099	7,501	173,513	24,529
Thomas Scannell	207,177	793,906	—	—	—	—
Gerald Quinnell	5,500	23,613	188,533	26,250	511,208	85,837

(1)

The amount set forth represents the difference between the closing common stock share price of $4.61 on December 30, 2005, as reported by the Nasdaq National Market, and the applicable exercise price, multiplied by the applicable number of shares subject to the option.

Employment Agreements and Termination of Employment and Change of Control Arrangements

Sirenza is (or in 2005 was) a party to the following employment-related agreements with the following Named Executive Officers or executive officers:

The Company is party to an Executive Employment agreement with Mr. Van Buskirk that provides for a two-year employment relationship commencing on August 1, 2003 and sets forth the base salary, bonus opportunity, options, benefits and the responsibilities of Mr. Van Buskirk’s position in effect at the time of execution of the agreement. The agreement will be automatically renewed for successive one-year terms unless either party provides notice of termination 60 days prior to the end of the existing term. Either the Company or Mr. Van Buskirk may terminate the employment relationship for any or no reason upon at least 30 days’ prior notice to the other party. However, if during the term of the agreement, Mr. Van Buskirk is terminated other than for “cause” or he resigns his employment with “good reason” (as such terms are defined in his agreement), Mr. Van Buskirk is entitled to continue to receive severance benefits equal to his base salary then in effect for a period of thirty months, and 50% of all unvested options will immediately accelerate and vest. Mr. Van Buskirk is also entitled to similar cash severance and acceleration of options if his employment is terminated due to his death. Pursuant to his employment agreement, Mr. Van Buskirk has also agreed not to engage in competitive activities with Sirenza for the lesser of (i) one year following termination of employment and (ii) such period of time during which he is entitled to severance benefits under the agreement.

The Company is party to an Executive Employment Agreement with Mr. Bland that provides for a two-year employment relationship commencing on July 15, 2005, a one-year non-competition agreement on the part of Mr. Bland following the termination of his employment in certain instances, and the base salary, bonus opportunity and other benefits and responsibilities of Mr. Bland’s position in effect at the time of execution of the agreement. Either the Company or Mr. Bland may terminate the employment relationship for any or no reason upon at least 30 days’ prior notice to the other party. However, if, during the term of the agreement, Mr. Bland is terminated other than for “cause” or he resigns his employment with “good reason” (as such terms are defined in his agreement), or if his employment terminates by reason of his death, he is entitled to continue to receive severance benefits equal to his base salary then in effect for a period of eighteen months, and 50% of all his unvested options and stock appreciation rights will immediately accelerate and vest. In addition, if

Mr. Bland’s employment is terminated for the above reasons or by reason of his becoming disabled, any Company-sponsored medical and dental coverage then in effect for him and his dependents shall be continued by the Company for a period of 12 months.

The Company is party to an Executive Employment Agreement with Mr. Hatley that provides for a two-year employment relationship commencing on September 1, 2003 and sets forth the base salary, bonus opportunity, options, benefits and the responsibilities of Mr. Hatley’s position in effect at the time of execution of the agreement. The agreement will be automatically renewed for successive one-year terms unless a party provides notice of termination 60 days prior to the end of the existing term. Either the Company or Mr. Hatley may terminate the employment relationship for any or no reason upon at least 30 days’ prior notice to the other party. However, if during the term of the agreement, Mr. Hatley is terminated other than for “cause” or he resigns his employment with “good reason” (as such terms are defined in his agreement), Mr. Hatley is entitled to continue to receive severance benefits equal to his base salary then in effect for a period of six months, and 50% of all unvested options will immediately accelerate and vest. Mr. Hatley is also entitled to similar cash severance and acceleration of options if his employment is terminated due to his death. As amended on August 26, 2005, the agreement also provides for stay bonuses of $5,000 and $15,000 to become payable to Mr. Hatley in the event that he remains employed by the Company through August 1, 2006 and 2007, respectively, and provides for the Company during the term of Mr. Hatley’s employment to reimburse tuition and other related costs incurred by him in pursuing a master’s degree in business administration.

The Company is party to an Executive Employment Agreement with Mr. Simpson that provides for a two-year employment relationship commencing on March 1, 2005 and sets forth the base salary, bonus opportunity, options, benefits and the responsibilities of Mr. Simpson’s position in effect at the time of execution of the agreement. The agreement will be automatically renewed for successive one-year terms unless a party provides notice of termination 60 days prior to the end of the existing term. Either the Company or Mr. Simpson may terminate the employment relationship for any or no reason upon at least 30 days’ prior notice to the other party. However, if during the term of the agreement, Mr. Simpson is terminated other than for “cause” or he resigns his employment with “good reason” (as such terms are defined in his agreement), Mr. Simpson is entitled to continue to receive severance benefits equal to his base salary then in effect for a period of six months, and 50% of all unvested options will immediately accelerate and vest. In addition, if the involuntary termination occurs within 24 months of Mr. Simpson’s move to Colorado, Mr. Simpson is entitled to receive a payment in the amount of $8,150 as a moving allowance for moving costs to return to California. Mr. Simpson is also entitled to similar cash severance and acceleration of options if his employment is terminated due to his death.

The Company and Mr. Liao entered into an Executive Employment Agreement and a separate Non-Competition Agreement, each dated as of February 4, 2006, each of which became effective upon the closing of the Company’s acquisition of PDI on April 3, 2006. The employment agreement provides for a two-year employment relationship as President of Premier Devices—A Sirenza Company, a base salary of $250,000 per annum, and the other benefits and responsibilities of Mr. Liao’s position in effect at the time of execution of the agreement. Either party may terminate the employment relationship for any or no reason upon at least 30 days’ prior notice to the other party. However, if, during the term of the agreement, Mr. Liao is involuntarily terminated other than for “cause” or he resigns his employment due to a “change in duties, compensation or benefits” (as such terms are defined in his agreement), or if his employment terminates by reason of his death, in addition to any earned but unpaid wages or bonus earned through that date he is entitled to receive severance benefits equal to his monthly base salary multiplied by the number of months remaining in his initial two-year employment term, if any. In addition, if Mr. Liao’s employment is terminated for the above reasons or by reason of his becoming disabled, any Company-sponsored medical and dental coverage then in effect for him and his dependents shall be continued by the Company for a period of 12 months. The non-competition agreement provides that Mr. Liao shall not compete with the Company in the fields of communications, radar and telemetry during the two-year period following the closing of the acquisition of PDI.

The Company was a party to an Executive Employment agreement with Mr. Scannell that provided for a two-year employment relationship commencing on August 1, 2003 and set forth the base salary, bonus opportunity, options, benefits and the responsibilities of Mr. Scannell’s position in effect at the time of execution of the agreement. The agreement was to be automatically renewed for successive one-year terms unless either party provided notice of termination 60 days prior to the end of the existing term. Either the Company or Mr. Scannell may terminate the employment relationship for any or no reason upon at least 30 days’ prior notice to the other party. However, if during the term of the agreement, Mr. Scannell was terminated other than for “cause” or he resigns his employment with “good reason” (as such terms are defined in his agreement), Mr. Scannell would be entitled to continue to receive severance benefits equal to his base salary then in effect for a period of eighteen months, and 50% of all unvested options would immediately accelerate and vest. Mr. Scannell was also entitled to similar cash severance and acceleration of options if his employment is terminated due to his death. Mr. Scannell resigned (other than for “good reason”) as chief financial officer in July 2005, but continued with the Company on an at-will basis and at his normal base salary as a special assistant to the CEO through September 30, 2005 in order to facilitate the transfer of his responsibilities to his replacement, Mr. Bland.

Sirenza has entered into a change of control and severance agreement with Mr. Quinnell which provides that, in the event that Mr. Quinnell is involuntarily terminated by Sirenza without cause within twelve months following a change of control of Sirenza (with “cause” and “change of control” defined in the agreement), Mr. Quinnell is entitled to receive continued payment of the officer’s base salary for a period of six months from the date of termination or until such earlier date when he obtains full-time employment in a senior management position with a subsequent employer. In addition, Sirenza must maintain group health, life and other insurance policies for Mr. Quinnell during this same six-month period. The agreements also provide that all unvested options held by Mr. Quinnell shall accelerate in full automatically upon a change of control of Sirenza. Except as described above, the agreements specify that the employment relationship is at-will, either party may terminate the employment relationship with no notice, and that Mr. Quinnell is entitled to no severance for any termination other than in connection with a change of control.

The Company typically establishes a six-month cash incentive plan applicable to its exempt employees generally, including most of its executive officers, for the first and second halves of each fiscal year. The plans call for the funding of a bonus pool based on the Company’s achievement of targeted financial goals during the plan period, with the goals typically involving revenue and/or profitability metrics. Any amounts paid to executive officers under such plans are within the discretion of the Compensation Committee. The Company has also adopted standard terms and conditions applicable to such plans, however, which provide in part that in the event of a change of control of the Company during an incentive plan period followed by an involuntary termination of a participant’s employment, an incentive award shall be paid to the participant under the incentive plan at the higher of (a) one half of the maximum award available for such participant for such period (as determined by the Committee), or (b) the award that would have been earned by the participant based on projected Company performance for the full period, determined by the Committee at the time the change of control occurs.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Company’s Compensation Committee consists of Mr. Bumgarner and Mr. Skrzypczak. No member of the Compensation Committee was an employee of the Company or its subsidiaries during 2005 and no member was a former officer of the Company or its subsidiaries. None of the Company’s executive officers serves as a director or member of the Compensation Committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and the specific compensation levels for the Chief Executive Officer and other executive officers of the Company. The Compensation Committee is composed of two independent non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. Although Robert Van Buskirk, the Company’s President and Chief Executive Officer and director, is generally invited to attend the meetings of the Compensation Committee, he does not attend meetings or participate in deliberations that relate to his own compensation.

General Compensation Policy

The Compensation Committee believes that the compensation of the Company’s executive officers, including that of the Chief Executive Officer, should be influenced by the Company’s performance. The objectives of the Compensation Committee are to enhance the Company’s ability to recruit and retain qualified management, to align executive compensation with the Company’s long and short-term business objectives and performance, and to maximize long-term stockholder value.

Generally, recommendations regarding the base salary, bonuses and equity compensation, if any, of the Company’s executive officers other than the Chief Executive Officer are made to the Compensation Committee by the Chief Executive Officer subject to the Committee’s input and approval. Among other items that the Compensation Committee may consider in setting compensation levels for any particular executive officer are the following:

•	data on prevailing compensation practices in technology companies with whom the Company competes for executive talent;

•	the Company’s financial performance for the past year or other periods; and

•	the Company’s recent history of achievement against corporate goals and objectives related to the particular executive officer’s area of responsibility.

Cash Compensation

The Compensation Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer and other executive officers of the Company annually, although the Committee also periodically evaluates the compensation of individuals on an as-needed basis, particularly where an executive’s exemplary performance comes to the attention of the Committee, or where there is a recent or contemplated change in an executive’s title or the scope of an executive’s duties. Effective as of October 2005, in view of the need to retain the services of its key salaried employees and of the Company’s improved financial performance (particularly its increased quarterly revenues and profitability) over the course of 2005 following a difficult first quarter, the Compensation Committee approved the creation of a merit-based salary increase pool for the Company’s salaried employees (including executive officers but excluding sales employees covered by a separate sales commission plan, and also excluding the CEO, Chairman and Treasurer), to be funded in an amount equal to 3.5% of such employees’ aggregate annual base salary. The Committee determined the individual salary increases awarded to any executive officers from this pool based on merit, including their individual contributions to the Company’s performance over the course of the year, as well as recent increases in responsibility on the part of certain executives.

During fiscal 2005, our executive officers participated in the same two six-month cash bonus plans as our other salaried employees generally. Under each plan, as approved by the Compensation Committee, an incentive pool was to be funded for participating employees if the Company met one or more pro forma income and/or revenue targets during the relevant plan period. Pro forma income for the purposes of this bonus calculation was calculated by excluding the effect of regularly reported non-cash charges and infrequent or unusual events.

Because one or more applicable metrics were not met, no incentive pool was funded under either plan, and no executive officer received a payment under such a plan in 2005.

On an as-needed basis to recognize exemplary performance or provide key employees with additional incentives to remain in the Company’s employ for a period of time, the Committee will also authorize one-time merit or incentive bonuses for key employees, including executive officers. Any such bonus amounts paid in 2005 are reflected in the executive compensation tables above.

Equity Compensation

The Compensation Committee believes that equity incentive awards can serve as an effective, cost-efficient and competitive long-term incentive and retention tool for the Company’s executives, as well as other employees, and views such awards as an important component of its long-term, performance-based compensation philosophy. The ultimate value an employee or executive officer will derive from one of our stock option or restricted stock awards depends on what happens to our stock price during the period it vests. If the stock price increases, the employee shares in this increase in stockholder value. If the price declines, the value of the employee’s award declines with that of our other stockholders. We believe this encourages our employees to think and behave like owners and make decisions that increase long-term stockholder value.

The Compensation Committee and the Board of Directors administer the Company’s equity plans, including the Amended and Restated 1998 Stock Plan (the “Plan”), except that the Board of Directors has delegated the authority directly to the Chief Executive Officer of the Company, in his capacity as a member of the Board, to grant options under the Plan in increments of no more than 10,000 shares, and restricted stock awards in increments of no more than 5,000 shares, to non-officer employees of the Company from time to time. Long-term equity compensation for executive officers has historically been provided through the granting of stock options, which have value only if the price of the Company’s stock increases above the fair market value on the grant date and the executive remains employed by the Company for the period required for the shares to vest.

Since August 2005, rather than granting stock options per its historical practices, the Company generally has been granting full-value restricted stock awards as its default equity incentive grant to eligible employees and executives. While the Company may make use of options or the other types of awards available under the plan from time to time as the Board deems appropriate, the Company currently views full-value restricted stock awards as its preferred choice for grants under the Plan generally. In particular, the Committee believes that full-value restricted stock awards provide powerful incentives to the grantee to maximize long-term stockholder value, retain the grantee’s services more effectively stock options, provide more predictable accounting for related compensation expense than stock options, and offer less near-term and potentially long-term dilution to our stockholders than stock options.

In May 2005, in order to further retain their services over the next two years and to provide them with further incentives to maximize stockholder value, the Compensation Committee approved the grant of full-value restricted stock awards to over 50 employees, including certain of the Company’s executive officers other than the Chief Executive Officer, Chief Financial Officer, Chairman and Treasurer. These grants vest as to 100% of the shares subject to them in one tranche on the two-year anniversary of their grant, subject to the grantee’s continuing employment with the Company.

Effective August 12, 2005, the Compensation Committee approved accelerated vesting of approximately 590,000 unvested and “out-of-the-money” stock options issued on October 22, 2004 to current employees and executive officers of the Company at an exercise price of $4.58 per share. The members of the Company’s Board of Directors, including the Company’s Chief Executive Officer, did not receive any acceleration of vesting as part of this action. These options would otherwise have vested in annual and monthly increments through 2008. While the decision to accelerate these unvested options had a compensatory effect that the Compensation Committee was cognizant of, the decision was made primarily to reduce the amount of compensation expense that might be recorded by the Company in future periods in respect of these awards under Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payment,” which the Company implemented in 2006.

Fiscal 2005 CEO Compensation

Mr. Van Buskirk has served as the Company’s President and Chief Executive Officer since joining the Company in June 1999. The base salary paid by the Company to Mr. Van Buskirk in 2005 was $325,000, his salary since July 2004 when it was increased from $275,000 to that level in recognition of his contributions to the Company’s improved financial performance in 2004 and in order to retain his continued service. For fiscal year 2005, Mr. Van Buskirk had no guaranteed minimum bonus and none was paid. No options or other equity awards were granted to Mr. Van Buskirk in 2005. The Compensation Committee believes that Mr. Van Buskirk’s 2005 compensation was appropriate considering the Company’s 2004 and 2005 financial performance and the salaries and bonuses of executive officers in similar positions of comparably-sized companies. For 2006, Mr. Van Buskirk’s base salary currently remains set at $325,000. The Compensation Committee intends to review and evaluate the appropriateness of Mr. Van Buskirk’s total compensation package again in 2006.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to the CEO or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although the Company considers the impact of this rule when developing and implementing its executive compensation programs, the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). The Amended and Restated 1998 Stock Plan has been approved by the Company’s stockholders and allows us to grant awards that qualify for the performance-based compensation exemption under Section 162(m). The Company does not expect cash compensation for any executive officer in fiscal 2006 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:

Casimir Skrzypczak

John Bumgarner, Jr.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Mr. Van Lunsen, Mr. Skrzypczak and Mr. Crespi.

In connection with the audit by Ernst & Young LLP, the Company’s independent auditors, of the Company’s financial statements as of and for the year ended December 31, 2005, the Audit Committee of the Board of Directors of the Company has performed the following functions, among others:

•	The Audit Committee has reviewed and discussed the audited financial statements with management.

•	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented to date.

•

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented to date, and has discussed with the independent auditors their independence. In considering the auditors’ independence, the Audit Committee has considered the amount and nature of any fees paid by the Company to the independent auditors for non-audit services.

While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. Similarly, it is the responsibility of the independent auditors, and not the Audit Committee, to conduct the audit and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements as of and for the year ended December 31, 2005 be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE:

Gil Van Lunsen

Christopher Crespi

Casimir Skrzypczak

COMPANY STOCK PRICE PERFORMANCE

Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company’s common stock with the cumulative return of the Nasdaq Composite Index and the SOX—PHLX Semiconductor Index for the five-year period ended December 31, 2005.

	12/29/2000	6/29/2001	12/29/2001	6/29/2002	12/29/2002	6/29/2003	12/29/2003	6/29/2004	12/29/2004	6/29/2005	12/29/2005
Sirenza Microdevices, Inc.	$100.00	$46.94	$16.89	$5.61	$4.58	$5.14	$13.06	$11.31	$18.39	$9.36	$12.89
NASDAQ Composite Index	$100.00	$87.45	$80.44	$59.23	$54.58	$65.79	$81.22	$82.37	$88.12	$83.74	$89.79
SOX-PHLX Semiconductor Index	$100.00	$108.23	$93.44	$67.22	$51.42	$62.34	$88.53	$83.32	$74.67	$73.08	$83.59

The graph assumes that $100 was invested on December 29, 2000 in the Company’s common stock, the Nasdaq Composite Index and in the SOX—PHLX Semiconductor Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

TRANSACTIONS WITH RELATED PARTIES

Other than the transactions, employment-related agreements and arrangements described under the captions “Executive Compensation,” “Director Compensation,” and “Employment Agreements and Termination of Employment and Change of Control Arrangements” above, there have not been since the beginning of our fiscal year ended December 31, 2005, nor is there currently proposed, any transaction or series of similar transactions to which the Company is a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of the Company’s capital stock had or will have a direct or indirect material interest, except as described below.

On April 3, 2006, Sirenza Microdevices, Inc. (the “Company”) completed its acquisition (the “Merger”) of Premier Devices, Inc., a California corporation (“PDI”) pursuant to a previously-announced Agreement and Plan of Merger dated as of February 4, 2006 by and among the Company, Penguin Acquisition Corporation, a California corporation and wholly owned subsidiary of the Company (“Merger Sub”), PDI, Phillip Chuanze Liao and Yeechin Shiong Liao (the “Merger Agreement”). The consideration paid by the Company to the Liaos as PDI’s sole shareholders was 7.0 million shares of its common stock, $14.0 million in cash and $6.0 million in promissory notes maturing in April 2007. In connection with the Merger and as provided for by the Merger Agreement, on April 3, 2006, Phillip Chuanze Liao became the President of the Company’s wholly-owned subsidiary, Premier Devices—A Sirenza Company, and joined the Company’s Board of Directors.

At the closing of the Merger, as partial consideration for the acquisition of PDI, the Company issued a Promissory Note dated April 3, 2006 to each of Mr. and Mrs. Liao. Each term note has a principal amount of $3,000,000, matures on April 3, 2007, is prepayable without penalty and bears simple interest of 5% per annum, payable in monthly increments during the term of the note. The notes must be prepaid in full upon customary events of default, and are also required to be prepaid to the extent that the Company incurs additional indebtedness other than specified equipment financing indebtedness during the note term.

In connection with the execution of the Merger Agreement, the Company, Mr. and Mrs. Liao and U.S. Bank National Association (the “Escrow Agent”) entered into an Escrow Agreement dated as of February 4, 2006 (the “Escrow Agreement”), which became effective as of the closing of the Merger. Pursuant to the Escrow Agreement, upon the closing of the Merger, 3,500,000 of the 7,000,000 shares of Company common stock to be issued to the Liaos as consideration in the Merger were placed in a 2-year escrow as security for their indemnification obligations pursuant to the Merger Agreement. The Liaos retain voting rights with respect to their stock held in escrow. The Liaos may release the shares from escrow earlier by depositing in the escrow in lieu of the shares $7.125 million in cash less the amount of any indemnity payments made from the escrow through that date. The Liaos may also arrange for sales of the escrowed shares with the proceeds of such sales being deposited in the escrow until the amount specified in the immediately preceding sentence has been deposited, at which time any remaining shares will be released. Any indemnification claims made by the Company against the escrow may be paid in cash or in escrowed shares, with such shares being valued at the closing price of the Company’s common stock as reported on the Nasdaq National Market on the date such claim is finally resolved.

In connection with the execution of the Merger Agreement, the Company and the Liaos entered into a Registration Rights Agreement dated as of February 4, 2006, which became effective upon the closing of the Merger. This agreement provides that concurrently with its filing of a Form 8-K/A including certain financial statements of PDI which the Company expects to file on or before June 19, 2006, the Company shall use commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission registering the resale to the public by the Liaos of the shares of Company common stock issued to them in connection with the Merger. The agreement also provides for customary cross-indemnification provisions between the Liaos and the Company with regard to potential related claims.

Sirenza has used the services of MPI Corporation of Manila, Philippines, for the packaging of a significant amount of its radio frequency components. MPI is owned by Jose Ocampo, a cousin of John Ocampo, Sirenza’s co-founder and Chairman of the Board, and a principal stockholder of Sirenza. Sirenza paid MPI an aggregate of $173,000 in 2003, $247,000 in 2004 and $0 in 2005 for these services.

Sirenza purchases materials used in production and research and development from GCS, a privately held semiconductor foundry. In 2002, Sirenza acquired 12.5 million shares of GCS, which represented approximately 14% of the GCS shares outstanding at the time. In addition, our President and CEO joined the seven-member GCS board of directors. The Company purchased materials used in production and research and development from GCS in 2005, 2004 and 2003 totaling $608,000, $632,000 and $374,000, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a).

Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3 and Forms 5 and amendments thereto furnished to the Company with respect to the last fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during 2005, all Section 16(a) filing requirements applicable to the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities were complied with.

STOCKHOLDER PROPOSALS

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting next year, the written proposal must be received by the Corporate Secretary of the Company at our principal executive offices no later than December 26, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s proxy statement is instead a reasonable time before the Company begins to print and mail its proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

For a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the Company’s common stock to approve that proposal, provide the information required by the bylaws of Sirenza and give timely notice to the Corporate Secretary of Sirenza in accordance with the advance notice procedures set forth in the bylaws of Sirenza, which, in general, require that the notice be received by the Corporate Secretary of Sirenza not less than 120 days in advance of the one-year anniversary of the date on which the notice of the previous year’s annual meeting was mailed to the stockholders by the Company (in the case of the 2007 annual meeting this date is January 3, 2007). This notice must contain specified information concerning the matters proposed to be brought before such annual meeting and concerning the stockholder proposing such matters. In the event that either (i) the Company did not have an annual meeting during the immediately previous year, or (ii) the date of the current year annual meeting is more than 30 days from the one year anniversary of the immediately prior annual meeting, then the deadline for the Company’s receipt of the notice required by the bylaws shall instead be the later of (a) the date that is 120 days prior to such annual meeting, and (b) the date that is 10 days following the first public notice of the date of such annual meeting. A copy of the full text of the bylaw provision discussed above may be obtained by writing to the Secretary of the Company at the address below and is also available at the Company’s website at www.sirenza.com/ir_governance.asp. No information from the Company’s website is meant to be incorporated herein by this reference.

All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Sirenza Microdevices, Inc., 303 S. Technology Court, Broomfield, CO 80021, Attention: Corporate Secretary.

DISCLAIMER REGARDING COMMITTEE REPORTS AND OTHER INFORMATION

Neither (i) the Compensation Committee report contained herein, (ii) the Audit Committee report contained herein, or (iii) any other information required to be disclosed herein by Items 306 or 402(l) of Regulation S-K or Item 7(d)(3) of Schedule 14A shall be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

UNDERTAKING TO FURNISH FORM 10-K

A copy of our Annual Report to Stockholders, which includes financial statements, is being mailed with this Proxy Statement.

UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED HEREBY, THE COMPANY SHALL PROVIDE TO SUCH PERSON, FREE OF CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE LAST FISCAL YEAR, AS FILED WITH THE SECURITIES EXCHANGE COMMISSION, CONTAINING A LIST BRIEFLY DESCRIBING THE EXHIBITS THERETO, BUT NOT THE EXHIBITS THEMSELVES. UPON WRITTEN REQUEST FROM ANY BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING, AND PAYMENT TO THE COMPANY OF A FEE IN THE AMOUNT OF THE COMPANY’S REASONABLE EXPENSES OF FURNISHING SUCH COPY, THE COMPANY WILL ALSO FURNISH SUCH BENEFICIAL OWNER WITH A COPY OF ANY REQUESTED EXHIBIT TO THE ANNUAL REPORT ON FORM 10-K FOR THE LAST FISCAL YEAR.

Please address any requests for copies of the Annual Report to Stockholders or the Annual Report on Form 10-K to Sirenza Microdevices, Inc., 303 S. Technology Court, Broomfield, CO 80021, Attention: Investor Relations.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

APPENDIX A

SIRENZA MICRODEVICES, INC.

AMENDED AND RESTATED 1998 STOCK PLAN

As amended and restated on April 19, 2006

1. Purposes of the Plan.    The purposes of this Amended and Restated 1998 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator”    means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws”    means the requirements relating to the administration of equity compensation plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award”    means individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

(d) “Award Agreement”    means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock”    means the Common Stock subject to an Award.

(f) “Board”    means the Board of Directors of the Company.

(g) “Code”    means the Internal Revenue Code of 1986, as amended.

(h) “Committee”    means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(i) “Common Stock”    means the common stock of the Company, or in the case of Performance Units, the cash equivalent thereof.

(j) “Company”    means Sirenza Microdevices, Inc., a Delaware corporation.

(k) “Consultant”    means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Deferred Stock Unit”    means a deferred stock unit Award granted to a Service Provider pursuant to Section 15.

(m) “Director”    means a member of the Board.

(n) “Disability”    means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o) “Employee”    means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p) “Exchange Act”    means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value”    means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(r) “Incentive Stock Option”    means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Inside Director”    means a Director who is an Employee.

(t) “IPO Effective Date”    means the date upon which the Securities and Exchange Commission declares the initial public offering of the Company’s common stock as effective.

(u) “Nonstatutory Stock Option”    means an Option not intended to qualify as an Incentive Stock Option.

(v) “Notice of Grant”    means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(w) “Officer”    means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option”    means a stock option granted pursuant to the Plan.

(y) “Outside Director”    means a Director who is not an Employee.

(z) “Parent”    means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant”    means the holder of an outstanding Award granted under the Plan.

(bb) “Performance Goals”    means the goal(s) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow, (ii) customer satisfaction, (iii) earnings, (iv) gross margin, (v) market price of stock, (vi) market share, (vii) net income, (viii) operating income, (ix) operating margin, (x) return on capital, (xi) return on equity, (xii) return on net assets, (xiii) revenue and (xiv) sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

(cc) “Performance Share”    means a performance share Award granted to a Service Provider pursuant to Section 13.

(dd) “Performance Unit”    means a performance unit Award granted to a Service Provider pursuant to Section 14.

(ee) “Plan”    means this Amended and Restated1998 Stock Plan.

(ff) “Restricted Stock”    means Shares acquired upon exercise of a Stock Purchase Right, that are subject to vesting, if any.

(gg) “Rule 16b-3”    means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Section 16(b)”     means Section 16(b) of the Exchange Act.

(ii) “Service Provider”    means an Employee, Director or Consultant.

(jj) “Share”    means a share of the Common Stock, as adjusted in accordance with Section 19 of the Plan.

(kk) “Stock Appreciation Right” or “SAR”    means an Award, granted alone or in connection with a related Option, that pursuant to Section 12 is designated as a SAR.

(ll) “Stock Purchase Right”    means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(mm) “Subsidiary”    means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

Stock Subject to the Plan.    Subject to the provisions of Section 19 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 7,194,691 Shares, plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2001, equal to the lesser of (i) 1,500,000 shares, (ii) 3% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

Counting of Shares Available for Grant.    Subject to the provisions of Section 19 of the Plan, each one Share subject to an Award issued under the Plan shall be counted as one Share against the maximum aggregate Share limit specified in this Section; provided that any Award with a per share or per unit purchase price lower than 100% of Fair Market Value (as defined above) on the date of grant (a “Full Value Award”) shall be counted against the maximum aggregate Share limit specified in this Section as two Shares for each one Share subject to such Full Value Award. Subject to the provisions of Section 19 of the Plan, to the extent that a Share that was subject to an Award that counted as two Shares against the maximum aggregate Share limit specified in this Section is returned to the Plan pursuant to this Section, such maximum aggregate Share limit specified in this Section will be credited with two Shares.

Lapse of Awards and Effect on Shares Available for Grant.    If an Award expires or becomes unexercisable without having been exercised in full (including if an Award is surrendered pursuant to an exchange program whereby the Participant agrees to cancel an existing Option and/or SAR in exchange for an Option, SAR or other Award) or, with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, under any Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or purchased (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

(vii) to institute an exchange program whereby outstanding Awards are surrendered in exchange for an Option, SAR or other Award with a lower exercise price.

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Award (subject to Section 21(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.

5. Eligibility.    Stock Purchase Rights, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award shall confer upon Participant any right with respect to continuing his or her relationship as a Service Provider with the Company, nor shall they interfere in any way with the right of the Participant or the right of the Company’s right or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to Awards under the Plan:

(i) No Service Provider shall be granted, in any fiscal year of the Company, (A) Option or SARs to purchase more than 1,000,000 Shares, (B) Stock Purchase Rights to purchase more than 500,000 Shares, (C) Performance Shares covering more than 500,000 Shares, and (D) Performance Units with an initial value in excess of $1,000,000.

(ii) In connection with his or her initial service, a Service Provider may be granted (A) Options or SARs to purchase up to an additional 1,000,000 Shares, (B) Stock Purchase Rights to purchase up to an additional 500,000 Shares, (C) Performance Shares covering up to an additional 500,000 Shares, and (D) additional Performance Units with an initial value of up to $1,000,000, which shall not count against the limits set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 19(a).

(iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 19(c)), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.

7. Term of Plan.    Subject to Section 25 of the Plan, the amendment and restatement of the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from the date of such adoption by the Board and terminate on April 15, 2014, unless terminated earlier under Section 21 of the Plan.

8. Term of Option.    The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(iv) Notwithstanding the foregoing, the exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(b) Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 19 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider.    If an Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Participant.    If an Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Participant.    If an Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

11. Stock Purchase Rights.

(a) Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid and method by which such payment may be made (which may include any method of payment permitted by Applicable Laws), and the time within which the offeree must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(b) Repurchase Option.    Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option or mandatory forfeiture restriction applicable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). Except in the case of a mandatory forfeiture restriction, which shall not require a repurchase price to be paid by the Company, the purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option or mandatory forfeiture restriction shall lapse at a rate determined by the Administrator. However, if the Administrator determines it is desirable for the Award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the repurchase option or mandatory forfeiture restriction shall lapse based upon the achievement of Performance Goals.

(c) Other Provisions.    The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 19 of the Plan.

12. Stock Appreciation Rights.

(a) Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms.    The Administrator, subject to the provision of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c) Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR.    At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e) SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs.    Subject to the term stated in Section 12(b), a SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g) Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified by the Administrator, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(h) Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(i) Death of Participant.    If a Participant dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of death (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Stock Appreciation Right may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Stock Appreciation Right is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution,. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(j) Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

13. Performance Shares.

(a) Grant of Performance Shares.    Subject to the terms and conditions of the Plan, Performance Shares may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share Award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares; provided, however, that (1) the performance milestones will be based on Performance Goals if the Administrator desires that the Award qualify as “performance-based compensation” under Section 162(m) of the Code, and (2) any period for measuring performance will be at least 12 months. Performance Shares shall be granted in the form of units/rights to acquire Shares. Each such unit/right shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units/rights to acquire Shares.

(b) Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the Participant to sign a Performance Shares agreement as a condition of the Award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Share Award Agreement.    Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

14. Performance Units.

(a) Grant of Performance Units.    Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Unit Award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units; provided, however, that (1) the performance milestones will be based on Performance Goals if the Administrator desires that the Award qualify as performance-based compensation under Section 162(m) of the Code, and (2) any period for measuring performance will be at least 12 months. Performance Units shall be granted in the form of units/rights to acquire Shares. Each such unit/right shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the Participant to sign a Performance Unit agreement as a condition of the Award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Unit Award Agreement.    Each Performance Unit grant shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

15. Deferred Stock Units.    Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

16. Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

17. Formula Option and Stock Purchase Right Grants to Outside Directors.    Outside Directors shall be automatically granted Options or Stock Purchase Rights each year in accordance with the following provisions:

(a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan. All Stock Purchase Rights granted pursuant to this Section, except as otherwise provided herein, shall be subject to the terms and conditions of the Plan.

(b) Each person who first becomes an Outside Director on or after the IPO Effective Date and before January 19, 2006, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, shall be automatically granted an Option to purchase 40,000 Shares (the “First Option”) on the date he or she first becomes an Outside Director; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option. Each person who first becomes an Outside Director on or after January 19, 2006, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, shall be automatically granted a Stock Purchase Right to purchase 10,000 Shares (the “First Right”) on the date he or she first becomes an Outside Director; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Right.

(c) With respect to annual meetings occurring before January 19, 2006, each Outside Director shall be automatically granted an Option to purchase 10,000 Shares (a “Subsequent Option”) following each annual meeting of the stockholders of the Company, except in the case of the first such annual meeting after the IPO Effective Date if such annual meeting is held within six (6) months of the IPO Effective Date, if as of such date, he or she shall continue to serve on the Board and shall have served on the Board for at least the preceding six (6) months. With respect to annual meetings occurring after January 19, 2006, each Outside Director shall be automatically granted a Stock Purchase Right to purchase 3,000 Shares (a “Subsequent Right”) following each annual meeting of the stockholders of the Company, if as of such date, he or she shall continue to serve on the Board and shall have served on the Board for at least a portion of the current fiscal quarter of the Company and the immediately preceding fiscal quarter of the Company.

(d) Notwithstanding the provisions of subsections (b) and (c) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 25 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 25 hereof.

(e) The terms of each First Option granted pursuant to this Section shall be as follows:

(i) the term of the First Option shall be ten (10) years.

(ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

(iii) the First Option shall vest as to 25% of the Shares subject to the First Option on each anniversary of its date of grant provided that the Participant continues to serve as a Director on such dates.

(f) The terms of each Subsequent Option granted pursuant to this Section shall be as follows:

(i) the term of the Subsequent Option shall be ten (10) years.

(ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

(iii) the Subsequent Option shall vest as to 25% of the Shares subject to the Subsequent Option on each anniversary of its date of grant provided that the Participant continues to serve as a Director on such dates.

(g) The terms of each First Right granted pursuant to this Section shall be as follows:

(i) the term of the First Right shall be thirty (30) days.

(ii) the exercise price per Share shall be $0.001, payable by services rendered by the Director, or by services to be rendered by the Director during the period in which the mandatory forfeiture restriction applicable to such Shares as described below applies.

(iii) the Award Agreement for each First Right shall subject the Shares to a mandatory forfeiture restriction applicable upon the voluntary or involuntary termination of the Director’s service with the Company for any reason (including death or Disability), which restriction will not require the Company to pay any amount to repurchase the Shares.

(iv) the mandatory forfeiture restriction on the Shares subject to the First Right shall lapse as to one third (1/3) of the Shares subject to the First Right on each anniversary of its date of grant provided that the Participant continues to serve as a Director on such dates.

(h) The terms of each Subsequent Right granted pursuant to this Section shall be as follows:

(i) the term of the Subsequent Right shall be thirty (30) days.

(ii) the exercise price per Share shall be $0.001, payable by services rendered by the Director, or by services to be rendered by the Director during the period in which the mandatory forfeiture restriction applicable to such Shares as described below applies.

(iii) the Award Agreement for each Subsequent Right shall subject the Shares to a mandatory forfeiture restriction applicable upon the voluntary or involuntary termination of the Director’s service with the Company for any reason (including death or Disability), which restriction will not require the Company to pay any amount to repurchase the Shares.

(iv) the mandatory forfeiture restriction on the Shares subject to the Subsequent Right shall lapse as to one third (1/3) of the Shares subject to the Subsequent Right on each anniversary of its date of grant provided that the Participant continues to serve as a Director on such dates.

18. Leaves of Absence.    Subject to any other provision of the Plan, unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall recommence only upon return to active service.

19. Adjustments Upon Changes in Capitalization, Dissolution, Merger, or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of Shares as well as the price per share of Common Stock covered by each such outstanding Award, the number of Shares covered by options and stock purchase rights automatically granted under Section 17, and the 162(m) annual share issuance limits under Section 6(c) shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) Options and SARs.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or stock appreciation right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Options granted to an Outside Director pursuant to Section 17 that are assumed or substituted for, if following such assumption or substitution the Optionee’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, then the Participant shall fully vest in and have the right to exercise the Option as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale or assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(ii) Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit Award shall be assumed or an equivalent restricted stock, performance share, performance unit and deferred stock unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to shares of Restricted Stock granted to an Outside Director pursuant to Section 17 that are assumed or substituted for, if following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the mandatory forfeiture obligation with respect to all such Shares of Restricted Stock shall lapse, and the Participant shall have the right to all of such Shares, including Shares which would not otherwise be vested or exercisable. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit Award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

20. Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or with respect to Performance Units, the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or with respect to Performance Units, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

24. Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

25. Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

PROXY	PROXY

SIRENZA MICRODEVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 1, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of Sirenza Microdevices, Inc., a Delaware corporation (the Company), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 24, 2006, and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2005, and hereby appoints Charles Bland and Clay Simpson, or either of them, as proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares of common stock of the Company registered in the name of the undersigned at the 2006 Annual Meeting of Stockholders of the Company, to be held on Thursday, June 1, 2006 at 2:00 p.m. (local time) at the Company’s principal executive offices located at 303 S. Technology Court, Broomfield, CO 80021, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.

YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE IMMEDIATELY.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE (I) VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED ON THIS PROXY OR (II) MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(See reverse.)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

PLEASE MARK YOUR VOTES AS INDICATED IN THE FOLLOWING EXAMPLE. ☒	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

			FOR	AGAINST	ABSTAIN

1.   THE ELECTION OF 01 JOHN OCAMPO AND 02 GIL VAN LUNSEN AS THE CLASS III DIRECTORS OF THE COMPANY TO SERVE FOR A TERM OF THREE YEARS AND UNTIL SUCH TIME AS THEIR RESPECTIVE SUCCESSOR SHALL BE DULY ELECTED AND QUALIFIED.

		2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.	☐	☐	☐
			FOR	AGAINST	ABSTAIN
		3. TO APPROVE THE AMENDMENTS TO THE AMENDED AND RESTATED 1998 STOCK PLAN DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.	☐	☐	☐
FOR ALL (Except withhold as to Nominee(s) written below, if any:	WITHHOLD ALL
☐	☐	THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2 AND 3. THE PROXYHOLDERS MAY VOTE THE SHARES REPRESENTED BY THIS PROXY FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR MAY OTHERWISE REPRESENT SUCH SHARES WITH RESPECT TO SUCH MATTERS, IN EACH CASE IN THEIR DISCRETION.
Excepted: _______________________________		I plan to attend the Annual Meeting: Yes	☐	No	☐

Signature	Signature	Date

Sign exactly as your name(s) appear on the stock certificate. A corporation or partnership is requested to sign its name by its President or other authorized officer, with the office held by such person clearly stated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, both should sign.

é FOLD AND DETACH HERE é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Proxies submitted over the Internet or by telephone must be received by 11:59 pm Eastern Time on Wednesday, May 23, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/smdi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.